                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                            HMTF ACQUISITION CORP.,


                               ATRIUM CORPORATION


                                      AND


                    THE SELLING SECURITYHOLDERS NAMED HEREIN



                                  DATED AS OF



                                NOVEMBER 7, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                   ARTICLE I

                  THE PURCHASE; THE REDEMPTIONS; OTHER ACTIONS

       1.1.   Charter Amendment; Conversion   . . . . . . . . . . . . . . . .  2
       1.2.   Bylaw Amendment   . . . . . . . . . . . . . . . . . . . . . . .  3
       1.3.   Purchase and Sale of Purchase Shares  . . . . . . . . . . . . .  3
       1.4.   Redemption of New Common Stock.   . . . . . . . . . . . . . . .  3
       1.5.   Warrant Redemption  . . . . . . . . . . . . . . . . . . . . . .  4
       1.6.   Partial Redemption of Substitute Options; Replacement Options    4
       1.7.   Escrows   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       1.8.   Other Actions   . . . . . . . . . . . . . . . . . . . . . . . .  8
       1.9.   Withholding of Redemption Price Payable to Heritage   . . . . . 10

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

       2.1.   Representations and Warranties of the Company   . . . . . . . . 11
       2.2.   Representations and Warranties of the Selling Securityholders   27
       2.3.   Representations and Warranties of Buyer   . . . . . . . . . . . 28

                                   ARTICLE III

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

       3.1.   Covenants of the Company and the Selling Securityholders other
              than the Bishop Indemnitors   . . . . . . . . . . . . . . . . . 30

                                  ARTICLE IV

                     ADDITIONAL AGREEMENTS OF THE COMPANY AND
                           THE SELLING SECURITYHOLDERS
                        OTHER THAN THE BISHOP INDEMNITORS

       4.1.   No Solicitation of Transactions   . . . . . . . . . . . . . . . 32
       4.2.   Access and Information  . . . . . . . . . . . . . . . . . . . . 33
       4.3.   Assistance  . . . . . . . . . . . . . . . . . . . . . . . . . . 33
       4.4.   Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . 34
       4.5.   Notification of Certain Matters   . . . . . . . . . . . . . . . 35
       4.6.   Third Party Consents  . . . . . . . . . . . . . . . . . . . . . 35
       4.7.   Stockholders Agreement  . . . . . . . . . . . . . . . . . . . . 35





                                      (i)

                                                                            PAGE
                                                                            ----
       4.8.   Monitoring and Oversight Agreement  . . . . . . . . . . . . . . 35
       4.9.   Financial Advisory Agreement  . . . . . . . . . . . . . . . . . 35
       4.10.  [Intentionally Omitted]   . . . . . . . . . . . . . . . . . . . 35
       4.11.  Termination Agreement   . . . . . . . . . . . . . . . . . . . . 35
       4.12.  Repayment of Indebtedness for Borrowed Money  . . . . . . . . . 36
       4.13.  Indemnification Agreement   . . . . . . . . . . . . . . . . . . 36
       4.14.  Board of Directors; Officers  . . . . . . . . . . . . . . . . . 36
       4.15.  Stockholder Loans   . . . . . . . . . . . . . . . . . . . . . . 36

                                  ARTICLE IV.A

                 ADDITIONAL AGREEMENTS OF THE BISHOP INDEMNITORS

       4A.1   No Solicitation of Transactions   . . . . . . . . . . . . . . . 36
       4A.2   Termination Agreement   . . . . . . . . . . . . . . . . . . . . 37
       4A.3   Buy-Sell Agreements   . . . . . . . . . . . . . . . . . . . . . 37

                                    ARTICLE V

                               COVENANTS OF BUYER

       5.1.   Notification of Certain Matters   . . . . . . . . . . . . . . . 37

                                   ARTICLE VI

                                MUTUAL COVENANTS

       6.1.   Governmental Consents   . . . . . . . . . . . . . . . . . . . . 37
       6.2.   Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . 38
       6.3.   Additional Agreements   . . . . . . . . . . . . . . . . . . . . 38

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

       7.1.   Conditions to Each Party's Obligation   . . . . . . . . . . . . 38
       7.2.   Conditions to Obligation of Buyer   . . . . . . . . . . . . . . 39
       7.3.   Conditions to Obligations of the Company and the Selling
              Securityholders   . . . . . . . . . . . . . . . . . . . . . . . 40





                                      (ii)

                                                                            PAGE
                                                                            ----
                                  ARTICLE VIII

                                     CLOSING

       8.1.   Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
       8.2.   Actions to Occur at Closing   . . . . . . . . . . . . . . . . . 41

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

       9.1.   Termination   . . . . . . . . . . . . . . . . . . . . . . . . . 44
       9.2.   Effect of Termination   . . . . . . . . . . . . . . . . . . . . 45

                                    ARTICLE X

                                 INDEMNIFICATION

       10.1.  Indemnification of Buyer Indemnified Parties  . . . . . . . . . 45
       10.2.  Indemnification of the Seller Indemnified Parties   . . . . . . 47
       10.3.  Defense of Third-Party Claims   . . . . . . . . . . . . . . . . 47
       10.4.  Direct Claims   . . . . . . . . . . . . . . . . . . . . . . . . 48
       10.5.  Limitations   . . . . . . . . . . . . . . . . . . . . . . . . . 48
       10.6.  Recourse against Escrowed Funds   . . . . . . . . . . . . . . . 50
       10.7.  Instructions to Escrow Agent  . . . . . . . . . . . . . . . . . 54
       10.8.  Appointment of Atrium Indemnitor Representative   . . . . . . . 55
       10.9.  Appointment of Bishop Indemnitor Representative   . . . . . . . 56
       10.10. No Contribution   . . . . . . . . . . . . . . . . . . . . . . . 57
       10.11. Rights Under Bishop Agreements  . . . . . . . . . . . . . . . . 57

                                   ARTICLE XI

                               GENERAL PROVISIONS

       11.1.  Survival of Representations, Warranties, and Covenants  . . . . 58
       11.2.  Amendment and Modification  . . . . . . . . . . . . . . . . . . 58
       11.3.  Waiver of Compliance  . . . . . . . . . . . . . . . . . . . . . 58
       11.4.  Specific Performance  . . . . . . . . . . . . . . . . . . . . . 58
       11.5.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 58
       11.6.  Expenses and Obligations  . . . . . . . . . . . . . . . . . . . 59
       11.7.  Parties in Interest   . . . . . . . . . . . . . . . . . . . . . 60
       11.8.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
       11.9.  Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . 61
       11.10. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 61





                                     (iii)

                                                                            PAGE
                                                                            ----
       11.11. Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . 61
       11.12. Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . 62
       11.13. Public Announcements  . . . . . . . . . . . . . . . . . . . . . 62
       11.14. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       11.15. Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 62
       11.16. Director and Officer Liability  . . . . . . . . . . . . . . . . 62
       11.17. Certain Definitions   . . . . . . . . . . . . . . . . . . . . . 62
       11.18. No Waiver Relating to Claims for Fraud.   . . . . . . . . . . . 64





                                      (iv)

EXHIBITS:
Exhibit A                   --     Form of Charter Amendment
Exhibit B                   --     Form of Bylaw Amendment
Exhibit C                   --     Form of Replacement Option Agreement
Exhibit D                   --     Form of  Atrium Indemnification Escrow
                                   Agreement
Exhibit E                   --     Form of Bishop Indemnification Escrow
Agreement
Exhibit F                   --     Form of Seller Escrow Agreement
Exhibit G                   --     Form of Disposition Option Redemption
Agreement
Exhibit H                   --     The Atrium Corporation 1996 Stock Purchase
                                   Plan
Exhibit I                   --     Form of Exercise Agreement
Exhibit J                   --     Form of Bishop Buy-Sell Amendment
Exhibit K                   --     Form of Fojtasek Escrow Amendment
Exhibit L                   --     Existing Plan Amendment
Exhibit M                   --     Atrium Corporation 1996 Stock Option Plan
Exhibit N                   --     Form of Stockholders Agreement
Exhibit O                   --     Form of Monitoring and Oversight Agreement
Exhibit P                   --     Form of Financial Advisory Agreement
Exhibit Q-1                 --     Form of Saffan Buy-Sell Agreement
Exhibit Q-2                 --     Form of Schumacher Buy-Sell Agreement
Exhibit R                   --     Form of Termination Agreement
Exhibit S                   --     Form of Indemnification Agreement
Exhibit T                   --     Form of Opinion of Bingham, Dana & Gould LLP

SCHEDULES:
---------

Schedule I                  --     Selling Securityholders
Schedule II                 --     Stockholders
Schedule III                --     Option Holders
Schedule IV                 --     Common Stockholders and Results of
Redemption
Schedule V                  --     Indemnitors
Schedule VI                 --     Disposition Option Holders
Schedule VII                --     Key Employees
Schedule VIII               --     Selling Securityholders Who Will be Parties
                                   to Certain  Agreements
Schedule 2.1(a)             --     Qualification to do Business and Good
                                   Standing
Schedule 2.1(b)             --     Subsidiaries
Schedule 2.1(c)             --     Capital Structure
Schedule 2.1(e)             --     Conflicts, Filings and Consents
Schedule 2.1(f)             --     Unrecorded Liabilities and Conduct of
Business
Schedule 2.1(g)             --     Licenses and Permits
Schedule 2.1(h)             --     Litigation
Schedule 2.1(i)             --     Insurance
Schedule 2.1(j)             --     Real Estate
Schedule 2.1(k)             --     Personal Property
Schedule 2.1(l)             --     Liens





                                      (v)

Schedule 2.1(m)             --     Environmental Matters
Schedule 2.1(o)             --     Certain Agreements
Schedule 2.1(p)             --     Employee Benefit Plans
Schedule 2.1(q)             --     Patents, Trademarks; Etc.
Schedule 2.1(r)             --     Affiliate Relationships
Schedule 2.1(u)             --     Recent Monthly Balance Sheet
Schedule 2.1(v)             --     Inventories
Schedule 2.1(w)             --     Long-Term Indebtedness for Borrowed Money





                                      (vi)

                            STOCK PURCHASE AGREEMENT


       This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 7, 1996, by and among Atrium Corporation, a Delaware corporation (the "Company"), each of the persons identified on Schedule I (the "Selling Securityholders") and HMTF Acquisition Corp., a Texas corporation ("Buyer").

                                R E C I T A L S

       A. Each Selling Securityholder identified on Schedule II (collectively, the "Stockholders") owns the number of shares of the Company's Class A Voting, Class B Non-Voting and/or Class C Voting Common Stock, par value $0.01 per share (collectively, the "Common Stock"), and/or Preferred Stock, par value $1.00 per share ("Preferred Stock"), set forth opposite such Stockholder's name in Column A of Schedule II.

       B. Each Selling Securityholder identified on Schedule III (collectively, the "Option Holders") holds options and/or warrants to purchase the number of shares of Common Stock set forth opposite such Selling Securityholder's name in Column A of Schedule III.

       C. Buyer desires to purchase from the Company, and the Company desires to issue and sell to Buyer, 32,000,000 shares (the "Purchase Shares") of New Common Stock (hereinafter defined) in consideration for the Purchase Price (hereinafter defined), upon the terms and subject to the conditions set forth herein.

       D. In connection with the contemplated issuance and sale of the Purchase Shares to Buyer (the "Purchase"), the Company and the Stockholders desire to amend and restate the Company's Certificate of Incorporation in order to, among other things, (i) increase the number of shares of capital stock which the Company is authorized to issue, (ii) effect a subdivision of the outstanding shares of Common Stock, (iii) convert all authorized, issued and outstanding shares of Common Stock into a single class of common stock, par value $0.01 per share ("New Common Stock"), and (iv) convert all issued and outstanding shares of Preferred Stock into the right to receive a cash payment, upon the terms and subject to the conditions set forth herein.

       E. In connection with the Purchase, the Company desires to redeem from the Stockholders, and the Stockholders desire to sell to the Company, certain shares of New Common Stock and all of the Preferred Stock owned by them at the Closing (hereinafter defined), upon the terms and subject to the conditions set forth herein.

       F. In connection with the Purchase, (i) the Company and the Option Holders desire to cancel certain options and all warrants held by such Option Holders for cash and, with respect to options not so cancelled, effect certain amendments thereto, and (ii) the Company desires to issue to certain Selling Securityholders and certain other individuals options to purchase New Common Stock after the Closing.

                              A G R E E M E N T S

       NOW, THEREFORE, in consideration of the respective representations, warranties, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                  THE PURCHASE; THE REDEMPTIONS; OTHER ACTIONS

       1.1.   Charter Amendment; Conversion.

              (a) Charter Amendment. Upon the terms and subject to the conditions set forth herein, prior to the Closing the Company shall take all actions necessary to amend and restate its Certificate of Incorporation by filing with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation in the form of Exhibit A hereto (the "Charter Amendment"), executed by a duly authorized officer of the Company. By his, her or its execution and delivery of this Agreement, each Stockholder hereby consents (in his, her or its capacity as a stockholder of the Company) to the approval of the Charter Amendment and to the execution and filing of the Charter Amendment with the Delaware Secretary of State, and agrees that such Stockholder will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Buyer.

              (b) Conversion of Common Stock. Each share of Common Stock shall, upon the filing of the Charter Amendment and without any further action by the Company, any Stockholder or any other party, be converted into the right to receive 602.8555 shares of New Common Stock, and as a result thereof each Stockholder named in Part 1 of Schedule II shall have the right to receive the number of shares of New Common Stock set forth opposite such Stockholder's name in Column B of Part 1 of Schedule II, subject to the provisions of the Charter Amendment relating to the cancellation of fractional shares upon such conversion. As a result of their conversion upon the filing of the Charter Amendment, all such converted shares of Common Stock (collectively, the "Converted Common Shares") shall cease to be outstanding, and each certificate previously evidencing the Converted Common Shares shall be deemed for all purposes to evidence solely the right to receive shares of New Common Stock as described in this Section 1.1(b).

              (c) Conversion of Preferred Stock. The 11,000 shares of the Company's Preferred Stock outstanding immediately prior to the filing of the Charter Amendment, all of which are owned by Heritage Fund I, L.P. ("Heritage"), shall, upon the filing of the Charter Amendment and without any further action by the Company, any Stockholder or any other party, be converted into the right to receive the sum of (i) $12,397,150.68, plus (ii) $2,863.01 for each day from (but excluding) November 1, 1996 through (and including) the Closing Date (the "Preferred Redemption Price"), and as a result of their conversion upon the filing of the Charter Amendment, all such converted shares of Preferred Stock (collectively, the "Converted Preferred Shares") shall cease to be outstanding, and each certificate previously evidencing the Converted Preferred Shares shall be deemed for all purposes to evidence solely the right to receive the pro rata amount of the Preferred Redemption Price represented thereby as described in this Section 1.1(c). The Preferred Redemption Price shall be paid (subject to Sections 1.7 and 1.9) by or on behalf of the Company by wire transfer of immediately available funds to an account of Heritage designated in writing to the Company prior to the Closing Date or, if not so designated, by certified or official bank check payable in immediately available funds to the order of Heritage. Heritage shall deliver to the Company at the Closing, against payment (subject to Sections 1.7 and 1.9) of the Preferred Redemption Price as provided herein, one or more share certificates representing the Converted Preferred Shares.

       1.2. Bylaw Amendment. Upon the terms and subject to the conditions set forth herein, prior to the Closing the Company shall take all actions necessary to amend and restate its Bylaws by causing Amended and Restated Bylaws in the form of Exhibit B hereto (the "Bylaw Amendment") to be adopted by the Company and to become the Company's Bylaws, and to be inserted into and kept with the corporate records of the Company by a duly authorized officer of the Company. By his, her or its execution and delivery of this Agreement, each Stockholder hereby consents (in his, her or its capacity as a stockholder of the Company) to the approval of the Bylaw Amendment, and agrees that such Stockholder will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Buyer.

       1.3.   Purchase and Sale of Purchase Shares.

              (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at Closing the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, the Purchase Shares, free and clear of all liens, security interests, claims, rights of another and encumbrances of any kind or character. The Company shall deliver the Purchase Shares to Buyer at the Closing by delivering to Buyer, against payment of the Purchase Price as provided herein, a share certificate representing the total number of Purchase Shares to be purchased by Buyer hereunder, executed by a duly authorized officer of the Company.

              (b) Purchase Price. The purchase price payable by Buyer to the Company in consideration for the issuance and sale of the Purchase Shares shall be $1.00 per share, for an aggregate purchase price equal to $32,000,000 (the "Purchase Price"). Payment of the Purchase Price shall be made at the Closing by or on behalf of Buyer by wire transfer of immediately available funds to an account of the Company designated in writing to Buyer prior to the Closing Date or, if not so designated, by certified or official bank check payable in immediately available funds to the order of the Company.

       1.4. Redemption of New Common Stock. Upon the terms and subject to the conditions set forth herein, at Closing the Company shall redeem (the "Common Stock Redemption") from each Stockholder identified on Schedule IV, and each such Stockholder shall sell, assign, transfer and convey to the Company, the number of shares of New Common Stock set forth opposite such

Stockholder's name in Column B of Schedule IV (collectively, the "Redeemed Common Shares") in exchange for the amount set forth opposite such Stockholder's name in Column C of Schedule IV (which represents a redemption price of $1.00 per share for an aggregate of $48,068,776.53 (the "Common Redemption Price")). Each such Stockholder's share of the Common Redemption Price (as set forth opposite such Stockholder's name in Column C of Schedule
IV) shall be paid (subject to Sections 1.7 and 1.9) by or on behalf of the Company to each such Stockholder at Closing by wire transfer of immediately available funds to an account of such Stockholder designated in writing to the Company prior to the Closing Date or, if not so designated, by certified or official bank check payable in immediately available funds to the order of such Stockholder. Each of the Stockholders named on Schedule IV shall deliver the Redeemed Common Shares held by them to the Company at the Closing by delivering to the Company, against payment (subject to Sections 1.7 and 1.9) of the Common Redemption Price as provided herein, one or more share certificates representing (as described in Section 1.1(b)) the right to receive the total number of shares of New Common Stock set forth opposite the name of such Stockholder in Column A of Schedule IV. Upon receipt of such stock certificates, the Company shall issue to each such Stockholder a certificate representing the total number of shares of New Common Stock set forth opposite such Stockholder's name in Column D of Schedule IV, executed by a duly authorized officer of the Company.

       1.5. Warrant Redemption. Pursuant to the Warrant dated September 30, 1996, granted by the Company in favor of Heritage (the "Warrant"), Heritage has been granted the right to acquire, under certain circumstances, 8,780,300.99 shares (assuming conversion as contemplated in Section 1.1(b)) of Common Stock (the "Underlying Warrant Shares"). Upon the terms and subject to the conditions set forth herein, at the Closing the Company shall redeem (the "Warrant Redemption") from Heritage, and Heritage shall sell, assign, transfer and convey to the Company, the Warrant in exchange for $1.00 per Underlying Warrant Share, for an aggregate redemption price of $8,780,300.99 (the "Warrant Redemption Price"). The Warrant Redemption Price shall be paid (subject to Sections 1.7 and 1.9) at the Closing by or on behalf of the Company by wire transfer of immediately available funds to an account of Heritage designated in writing to the Company prior to the Closing Date or, if not so designated, by certified or official bank check payable in immediately available funds to the order of Heritage. Upon receipt by Heritage of the Warrant Redemption Price (subject to Sections 1.7 and 1.9), the Warrant shall terminate and be of no further force and effect and Heritage shall deliver to the Company at the Closing the Warrant marked "CANCELLED" by a duly authorized representative of Heritage.

       1.6. Partial Redemption of Substitute Options; Replacement Options . The Company and each Option Holder listed in Part 2 of Schedule III agree that the sale of the Purchase Shares to Buyer and the consummation of the other transactions contemplated in this Agreement constitute a "Disposition Event," as such term is defined in the Agreement(s) (each, a "Substitute Option Agreement"), pursuant to which each such Option Holder has been granted the right (each, a "Substitute Option") to acquire, under certain circumstances, the number of shares of Common Stock (assuming conversion as contemplated in Section 1.1(b)) set forth opposite such Option Holder's name in Column A of
Schedule III (collectively, the "Underlying Substitute Option Shares"). Upon the terms and subject to the conditions set forth herein, at the Closing the Company shall redeem (the

"Substitute Option Redemption") from each Option Holder listed in Part 2 of
Schedule III, and each such Option Holder shall sell, assign, transfer and convey to the Company, such Option Holder's right to acquire the number of Underlying Substitute Option Shares set forth opposite such Option Holder's name in Column C of Schedule III in exchange for the amount (subject to Sections 1.7) set forth opposite such Option Holder's name in Column C of
Schedule III (which represents a redemption price of $1.00 for each such Underlying Substitute Option Share, for an aggregate redemption price of $1,825,922.24 (the "Substitute Option Redemption Price")). The Preferred Stock Redemption, the Common Stock Redemption, the Warrant Redemption and the Substitute Option Redemption are sometimes collectively referred to herein as the "Redemptions." The Preferred Redemption Price, the Common Redemption Price, the Warrant Redemption Price and the Substitute Option Redemption Price, when added together, are collectively referred to herein as the "Redemption Price." Each such Option Holder's share of the Substitute Option Redemption Price (as set forth opposite such Option Holder's name in Column C of Schedule
III) shall be paid (subject to Section 1.7 and any applicable withholding requirements) at Closing by or on behalf of the Company by wire transfer of immediately available funds to an account of such Option Holder designated in writing to the Company prior to the Closing Date or, if not so designated, by certified or official bank check payable in immediately available funds to the order of such Option Holder. At the Closing and simultaneously with such Option Holder's receipt of the portion of the Substitute Option Redemption Price set forth opposite such Option Holder's name in Column C of Schedule III, the Company and each such Option Holder shall execute and deliver a Replacement Option Agreement in the form of Exhibit C (each, a "Replacement Option Agreement") pursuant to which, among other things, such Option Holder's Substitute Option Agreement shall be amended and restated to provide that the number of shares of New Common Stock which such Option Holder shall be entitled to acquire upon exercise of such option shall be equal to the number of shares of New Common Stock set forth opposite such Option Holder's name in Column D of
Schedule III.

       1.7.   Escrows.

              (a) Atrium Indemnitors. Pursuant to Article X hereof, the Selling Securityholders listed on Part 1 of Schedule V (the "Atrium Indemnitors") have jointly and severally agreed to indemnify the Buyer Indemnified Parties (hereinafter defined) from and against certain Buyer Indemnified Costs (hereinafter defined). On or prior to Closing, Heritage, the Atrium Indemnitor Representative (hereinafter defined) (on behalf of the Atrium Indemnitors other than Heritage), Buyer and Citibank, N.A. (or such other person as Buyer, Heritage and the Atrium Indemnitor Representative shall mutually select) (the "Escrow Agent") shall enter into an Indemnification Escrow Agreement in the form of Exhibit D, subject only to the comments, if any, of the Escrow Agent as to its rights and obligations thereunder (the "Atrium Indemnification Escrow Agreement"). Notwithstanding any other provision in this Agreement to the contrary, in order to secure the indemnity obligations of the Atrium Indemnitors to the Buyer Indemnified Parties under this Agreement, a portion of the Redemption Price which would otherwise be delivered to the Atrium Indemnitors at Closing equal to $2,000,000 (the "Atrium Escrowed Amount") shall be deposited into and held in escrow pursuant to the terms of the Atrium Indemnification Escrow Agreement. The Company is directed by each Atrium Indemnitor to deposit the amount set forth opposite such

Atrium Indemnitor's name in Column A of Schedule V with the Escrow Agent at the Closing and the Company shall make such deposit as directed.

              (b) Bishop Indemnitors. Pursuant to Article X hereof, the Selling Securityholders listed on Part 2 of Schedule V (the "Bishop Indemnitors") have agreed to indemnify the Buyer Indemnified Parties from and against certain Buyer Indemnified Costs. Pursuant to (i) the Stock Purchase Agreement (the "Bishop Purchase Agreement") dated as of August 22, 1996 by and among Fojtasek Companies, Inc. and the Bishop Indemnitors and (ii) the Securities Exchange Agreement (the "Bishop Exchange Agreement", and collectively with the Bishop Purchase Agreement, the "Bishop Agreements") dated as of August 22, 1996 by and among the Company, FCI Holding Corp., the Bishop Indemnitors and the FCI Holders (as defined in the Bishop Exchange Agreement), the Bishop Indemnitors have also agreed to indemnify the Company, FCI Holding Corp., the FCI Holders (as defined in the Bishop Exchange Agreement), Fojtasek Companies, Inc., the Bishop Subsidiaries (hereinafter defined) and their respective directors, officers, employees and affiliates (collectively, the "Bishop Indemnitees") from and against certain "Losses" (as defined in Section
13.1 of the Bishop Purchase Agreement and Section 11.1 of the Bishop Exchange Agreement, also referred to herein as "Losses"). On or prior to Closing, the Company, the Bishop Indemnitor Representative (hereinafter defined) (on behalf of the Bishop Indemnitors), Buyer and Escrow Agent shall enter into, and the Company shall cause Fojtasek Companies, Inc. to enter into, an Indemnification Escrow Agreement in the form of Exhibit E, subject only to the comments, if any, of Escrow Agent as to its rights and obligations thereunder (the "Bishop Indemnification Escrow Agreement") and the Company and the Bishop Indemnitor Representative shall enter into, and the Company shall cause Fojtasek Companies, Inc. to enter into, and use its best efforts to cause Bingham, Dana & Gould LLP to enter into, the Bishop Buy-Sell Amendment referred to in Section 1.8(c). Notwithstanding any other provision in this Agreement to the contrary, in order to secure (i) the indemnity obligations of the Bishop Indemnitors to the Buyer Indemnified Parties under this Agreement, and (ii) the indemnity obligations of the Bishop Indemnitors to the Bishop Indemnitees under the Bishop Agreements, a portion of the Redemption Price which would otherwise be delivered to the Bishop Indemnitors at Closing equal to $3,000,000 (the "Bishop Escrowed Amount") shall be deposited into and held in escrow pursuant to the terms of the Bishop Indemnification Escrow Agreement. The Company is directed by each Bishop Indemnitor to deposit the amount set forth opposite such Bishop Indemnitor's name in Column A of Schedule V with the Escrow Agent at the Closing, and the Company shall make such deposit as directed. Subject to the provisions of this Section 1.7(b) and the provisions of Section 1.7(c) below, the remaining portion of each Bishop Indemnitor's share of the Common Redemption Price shall be paid by the Company to such Bishop Indemnitor at Closing upon the terms and conditions set forth in Section 1.4.

              (c) Selling Securityholders. On or prior to the Closing, Heritage, the Selling Securityholder Representative (hereinafter defined) and State Street Bank and Trust Company (or such other person as Heritage and the Selling Securityholder Representative shall mutually select) (the "Seller Escrow Agent") shall enter into an Atrium Corporation Selling Securityholders' Escrow Agreement in the form of Exhibit F, subject only to the comments, if any, of the Seller Escrow Agent as to its rights and obligations thereunder (the "Seller Escrow Agreement"). Notwithstanding any other provision in this Agreement to the contrary, a portion of the Redemption Price which would otherwise be delivered to the Selling Securityholders at Closing equal to $400,000 (the "Seller Expense Holdback Amount") shall be utilized for the payment of those fees and expenses of the Company and the Selling Securityholders resulting from or related to the transactions contemplated hereby which are to be borne by and are payable by the Selling Securityholders pursuant to Section 11.6 below, and the amount (the "Seller Escrowed Amount") by which the Seller Expense Holdback Amount exceeds the aggregate amount of such fees and expenses paid at Closing shall be deposited into and held in escrow pursuant to the terms of the Seller Escrow Agreement in order to secure the payment of any such fees and expenses not paid at Closing. The Company is directed by each Selling Securityholder to pay at Closing such fees and expenses (including fees and expenses previously incurred by the Company and its subsidiaries which the Selling Securityholders are required to bear pursuant to Section 11.6) as Heritage and the Selling Securityholder Representative may direct in instructions to be delivered in writing prior to the Closing Date, and to deposit the Seller Escrowed Amount (if any) with the Seller Escrow Agent, and the Company shall make such payments and deposits as directed; provided that the aggregate amount so paid or deposited by the Company shall not exceed the Seller Expense Holdback Amount.

       By execution and delivery of this Agreement, each Selling Securityholder (other than Heritage) hereby irrevocably constitutes and appoints Randall S. Fojtasek as the true and lawful agent and attorney-in-fact (the "Selling Securityholder Representative") of such Selling Securityholder with full power of substitution to act in the name, place and stead of such Selling Securityholder with respect to (a) the power to execute the Seller Escrow Agreement and any amendment thereto as the Selling Securityholder Representative shall deem necessary or appropriate in his sole discretion, (b) delivery of written instructions to the Seller Escrow Agent to release the Seller Escrowed Amount, and (c) the performance of the obligations and rights of such Selling Securityholder under the Seller Escrow Agreement, including, without limitation, the power to do or refrain from doing all such further acts and things, and to execute, deliver and receive all such documents, waivers, extensions and amendments as such Selling Securityholder Representative shall deem necessary or appropriate in his sole discretion in connection with the administration of the Seller Escrow Agreement (and any such actions shall be binding on such Selling Securityholder).

       Buyer, the Company, Heritage and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Selling Securityholder Representative as the action of each Selling Securityholder (other than Heritage) in all matters referred to in this Section 1.7(c), and each such Selling Securityholder confirms all that the Selling Securityholder Representative shall do or cause to be done by virtue of his appointment as Selling Securityholder Representative. All actions taken by the Selling Securityholder Representative are acknowledged by the parties hereto to be taken by it solely as agent and attorney-in-fact for each Selling Securityholder (other than Heritage). By the execution of this Agreement, Randall S. Fojtasek has accepted his appointment as Selling Securityholder Representative and in consideration for Randall S. Fojtasek's agreement to act as the Selling Securityholder Representative, each Selling Securityholder (other than Heritage) hereby agrees to indemnify and hold Randall S. Fojtasek harmless from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses, if any) incurred by him in connection with his performance as Selling Securityholder Representative. Each Selling Securityholder (other than Heritage) covenants and agrees that he or she will not voluntarily revoke the power of attorney conferred in this Section 1.7(c). If any Selling Securityholder dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Selling Securityholder being a "Former Selling Securityholder") and, as a result, the power of attorney conferred by this Section 1.7(c) is revoked by operation of law, it shall not be a breach under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or legal representative of such Former Selling Securityholder (each a "Successor Selling Securityholder") confirms the appointment of the Selling Securityholder Representative as agent and attorney-in-fact for such Successor Selling Securityholder. If at any time Randall S. Fojtasek dies or resigns from his position as the Selling Securityholder Representative, the other Selling Securityholders (other than Heritage) shall designate a successor to Randall S. Fojtasek as soon as practicable.

       1.8.   Other Actions.

              (a) Disposition Option Redemption. The Company and each person listed in Schedule VI (each, a "Disposition Option Holder") have previously entered into an Agreement (each, a "Disposition Option Agreement"), pursuant to which each such Disposition Option Holder has been granted the right (each, a "Disposition Option") to acquire, under certain circumstances, the number of shares of Common Stock set forth opposite such Disposition Option Holder's name in Column A of Schedule VI (collectively, the "Underlying Disposition Option Shares"). The Company represents and warrants to Buyer that the Company and each of the Disposition Option Holders listed in Schedule VI have entered into a Redemption Agreement in the form of Exhibit G (each, a "Disposition Option Redemption Agreement"), pursuant to which the Company has agreed to redeem (the "Disposition Option Redemption") from each such Disposition Option Holder, and each such Disposition Option Holder has agreed to sell, assign, transfer and convey to the Company, the Disposition Option owned by such Disposition Option Holder in exchange for the amount (subject to applicable withholding) set forth opposite such Disposition Option Holder's name in Column B of Schedule VI, for an aggregate redemption price of $742,500 (the "Disposition Option Redemption Price")). The Company agrees that it shall not, and shall not agree to, terminate, amend, modify, supplement or otherwise alter any of the Disposition Stock Option Redemption Agreements, or waive any provision thereunder, prior to Closing without the prior written consent of Buyer. The Company shall comply with, and will use its best efforts to cause the Disposition Option Holders to comply with, all covenants, obligations or undertakings made by any of them under the Disposition Option Redemption Agreements.

              (b)    Employee Stock Purchases.

                     (i) Atrium Corporation 1996 Stock Purchase Plan. Attached to this Agreement as Exhibit H is the Atrium Corporation 1996 Employee Stock Purchase Plan (the "1996 Stock Purchase Plan"). By his, her or its execution and delivery of this Agreement, each Stockholder (in his, her or its capacity as a stockholder of the Company) hereby consents to the adoption of the

1996 Stock Purchase Plan and agrees that such Stockholder will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Buyer. The Company and each of the Selling Securityholders agree that they shall not amend, modify, supplement or otherwise alter the 1996 Stock Purchase Plan prior to Closing without the prior written consent of Buyer.

                     (ii) Exercise Agreements. The Company represents and warrants to Buyer that the Company and each of the individuals named on
Schedule VII (the "Key Employees") have, pursuant to the 1996 Stock Purchase Plan, entered into an Exercise Agreement in the form of Exhibit I hereto (each, an "Exercise Agreement"), pursuant to which the Company has agreed to issue and sell to each Key Employee, and each Key Employee has agreed to purchase from the Company, the number of shares of New Common Stock set forth opposite such Key Employee's name on Schedule VII (collectively, the "Key Employee Shares") in exchange for an exercise price of $1.00 per share, for an aggregate exercise price of $375,000 (the "Key Employee Purchase Price"). The Company agrees that it shall not, and shall not agree to, terminate, amend, modify, supplement or otherwise alter, or waive any provision under, any of the Exercise Agreements prior to Closing without the prior written consent of Buyer. The Company shall comply with, and will use its best efforts to cause the Key Employees to comply with, all covenants, obligations or undertakings made by any of them under the Exercise Agreements.

              (c) Amendment to Bishop Buy-Sell Agreement. The Company, Fojtasek Companies, Inc., the Bishop Indemnitors and Bingham, Dana & Gould LLP have entered into the Buy-Sell Agreement (the "Bishop Buy-Sell Agreement") dated as of September 30, 1996. At the Closing, the Company and each of the Bishop Indemnitors shall, and the Company shall cause Fojtasek Companies, Inc. to, and the Company and the Bishop Indemnitors shall use their best efforts to cause Bingham, Dana & Gould LLP to, execute and enter into an amendment to the Bishop Buy-Sell Agreement in the form of Exhibit J hereto (the "Bishop Buy-Sell Amendment").

              (d) Fojtasek Escrow Amendment. Pursuant to the Stock Purchase Agreement (the "Fojtasek Purchase Agreement") dated as of July 3, 1995 by and between Fojtasek/Heritage Acquisition Company and the stockholders listed on
Part 3 of Schedule V hereto (collectively, the "Fojtasek Indemnitors"), the Fojtasek Indemnitors have agreed to indemnify Fojtasek/Heritage Acquisition Company, Fojtasek Companies, Inc. and their respective directors, officers, employees and affiliates (collectively, the "Fojtasek Indemnitees") from certain Damages (as defined in the Fojtasek Purchase Agreement). To secure the obligations of the Fojtasek Indemnitors under the Fojtasek Purchase Agreement, Fojtasek/Heritage Acquisition Company, the Fojtasek Indemnitors and The First National Bank of Boston, as escrow agent, entered into that certain Escrow Agreement dated as of July 3, 1995 (the "Fojtasek Escrow Agreement"). In order to secure certain specific indemnity obligations of the Atrium Indemnitors to the Buyer Indemnified Parties under this Agreement and to limit continuing indemnity obligations of the Fojtasek Indemnitors to the Fojtasek Indemnitees under the Fojtasek Purchase Agreement, at the Closing the Company, Buyer and the Fojtasek Indemnitors shall, and the Company shall cause Fojtasek Companies, Inc. to, and the Company, Buyer and the Fojtasek Indemnitors shall use their best efforts to cause State Street Bank and Trust Company, as successor to The First National Bank of Boston (the "Fojtasek Escrow

Agent") to, amend and restate the Fojtasek Escrow Agreement in the form of Exhibit K hereto, subject only to the comments, if any, of the Fojtasek Escrow Agent as to its rights and obligations thereunder (the "Fojtasek Escrow Amendment").

              (e) Atrium Corporation 1996 Original Stock Option Plan. Attached to this Agreement as Exhibit L is an amendment and restatement of the Atrium Corporation 1996 Stock Option Plan (the "Existing Plan Amendment"). By his, her or its execution and delivery of this Agreement, each Stockholder (in his, her or its capacity as a stockholder of the Company) and each Option Holder named in Part 2 of Schedule III hereto (in his, her or its capacity as a holder of Substitute Options) hereby consents to the adoption of the Existing Plan Amendment and agrees that such Stockholder or Option Holder will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Buyer. The Company and each of the Selling Securityholders agree that they shall not amend, modify, supplement or otherwise alter the Existing Plan Amendment prior to Closing without the prior written consent of Buyer.

              (f) Atrium Corporation 1996 Employee Stock Option Plan. Attached to this Agreement as Exhibit M is the Atrium Corporation 1996 Employee Stock Option Plan (the "1996 Option Plan"). By his, her or its execution and delivery of this Agreement, each Stockholder (in his, her or its capacity as a stockholder of the Company) hereby consents to the adoption of the 1996 Option Plan and agrees that such Stockholder will not withdraw, revoke, rescind or alter such consent in any way without the prior written consent of Buyer. The Company and each of the Selling Securityholders agree that they shall not amend, modify, supplement or otherwise alter the 1996 Option Plan prior to Closing without the prior written consent of Buyer. At the Closing the Company will issue to each person listed in Part 3 of Schedule III (each, a "Grantee") an option (each, a "1996 Option") to purchase the number of shares of New Common Stock set forth opposite the name of such Grantee in Column E of
Schedule III (collectively, the "Underlying 1996 Option Shares"). At the Closing the Company and each Grantee shall execute and enter into a Stock Option Agreement in the form attached to the 1996 Option Plan (each, a "1996 Option Agreement"), each of which shall provide that (i) each Grantee shall receive the right to acquire the number of Underlying 1996 Option Shares set forth opposite such Grantee's name in Column E of Schedule III, (ii) the exercise price per Underlying 1996 Option Share shall be as set forth opposite such Grantee's name in Column F of Schedule III, and (iii) such option shall vest (and have such other terms) as described in Column G of Schedule III.

       1.9. Withholding of Redemption Price Payable to Heritage. The Board of Directors of the Company has agreed to pay to Randall S. Fojtasek a bonus of $3,000,000. Heritage has agreed to provide a portion of the funds necessary to pay such bonus. Notwithstanding any other provision in this Agreement to the contrary, Heritage and the Company agree with Buyer that a portion of the Redemption Price which would otherwise be delivered to Heritage at Closing equal to $2,000,000 shall be withheld by the Company for the purpose of permitting the Company to fund a portion of such bonus. The Company agrees with Heritage and Buyer that such amount (subject to applicable withholding) shall be paid to Randall S. Fojtasek at Closing. By his, her or its execution and delivery of this Agreement, each Stockholder (in his, her or its capacity as a stockholder of the

Company) hereby consents to the payment by the Company to Randall S. Fojtasek of a $3,000,000 bonus at Closing and agrees with Buyer and Heritage that such Stockholder will not withdraw, revoke, rescind or alter such consent in any way.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

       2.1. Representations and Warranties of the Company. The Company and each Atrium Indemnitor hereby jointly and severally represent and warrant to Buyer as follows (with the understanding that Buyer is relying on such representations and warranties in entering into and performing this Agreement):

              (a) Organization, Good Standing, Etc. Each of the Company and its subsidiaries (as defined in Section 11.17) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (or organization), has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each state listed on Schedule 2.1(a), which states represent every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify or be in good standing has not had, or could not be reasonably expected to have, a Material Adverse Effect. The Company has delivered to Buyer true and complete copies of the Certificates or Articles of Incorporation and Bylaws (or equivalent organizational documents) of the Company and each of its subsidiaries, as in effect at the date of this Agreement. Neither the Company nor any subsidiary is in violation of any provisions of its Certificate or Articles of Incorporation, Bylaws or equivalent organizational documents.

              (b) Subsidiaries of the Company. Schedule 2.1(b) sets forth a true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Except as disclosed on Schedule 2.1(b), the Company does not own, directly or indirectly, any subsidiaries or own, or have the right, pursuant to a contract or otherwise, to acquire any capital stock, equity interest or other similar investment in any corporation, partnership, joint venture, association, limited liability company, trust or other entity.

              (c) Capital Structure. Immediately prior to the Closing and the consummation of the transactions described in Article I hereof, the authorized capital stock of the Company consists of (i) 350,000 shares of Common Stock, 150,000 of which are designated "Class A Voting Common Stock," 150,000 of which are designated "Class B Non-Voting Common Stock" and 50,000 of which are designated "Class C Voting Common Stock," and (ii) 50,000 shares of Preferred Stock. There are 30,545.40 shares of Class A Voting Common Stock, 29,709.78 shares of Class B Non-Voting

Common Stock, 30,386.4 shares of Class C Voting Common Stock and 11,000 shares of Preferred Stock issued and outstanding. No shares of Common Stock or Preferred Stock are held by the Company in its treasury. Except for 34,770.5 shares of Class B Non-Voting Common Stock which are reserved for issuance upon the exercise of the options and warrants listed on Schedule 2.1(c), no shares of capital stock of the Company are reserved for issuance for any other purpose. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matters on which holders of Common Stock or Preferred Stock may vote. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as disclosed on Schedule 2.1(c), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver, or sell, or cause to be delivered or sold, additional shares of capital stock or any Voting Debt of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed on Schedule 2.1(c), there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock, Preferred Stock or other capital stock of the Company or any capital stock of, or any equity interest in, any subsidiary listed on Schedule 2.1(b). Schedule 2.1(c) also sets forth the capitalization of each subsidiary of the Company listed on Schedule 2.1(b), including the number of authorized shares of each class of capital stock and the par value (if any) thereof, the number of shares of each class of capital stock held in the treasury of the subsidiary, and the number of issued and outstanding shares of each class of capital stock and the names of (and number of shares held by) the record owners thereof. All the issued and outstanding shares of capital stock of each subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

              (d) Authority. The Company, and each subsidiary of the Company, if applicable, has all requisite corporate power and authority to enter into this Agreement and each other agreement, document and instrument required to be executed in accordance herewith, including, without limitation, each of the documents the forms of which are attached as Exhibits hereto (collectively, the "Transaction Documents"), to which the Company or such subsidiary is to be a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents by the Company, and each subsidiary of the Company, if applicable, and the consummation by the Company and each such subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and each such subsidiary. This Agreement has been, and at Closing each of the other Transaction Documents to which the Company or any subsidiary of the Company, if applicable, is to be a party will be, duly executed and delivered by the Company and each such subsidiary, and this Agreement constitutes, and upon execution and delivery thereof by the Company or any such subsidiary, the other Transaction Documents to which the Company or any such subsidiary is to be a party will constitute, the valid and binding obligations of the Company and each such subsidiary, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Without limiting the other representations and warranties set forth in this Section 2.1(d), (i) the Charter Amendment has been unanimously approved by the members of the Company's Board of Directors and by each holder of the Company's capital stock entitled to vote on the approval of the Charter Amendment, (ii) the Bylaw Amendment has been unanimously approved by the members of the Company's Board of Directors and by each holder of the Company's capital stock entitled to vote on the approval of the Bylaw Amendment, (iii) the 1996 Option Plan has been unanimously approved by the members of the Company's Board of Directors and by each holder of the Company's capital stock entitled to vote on the approval of the 1996 Option Plan, (iv) the 1996 Stock Purchase Plan has been unanimously approved by the members of the Company's Board of Directors and by each holder of the Company's capital stock entitled to vote on the approval of the 1996 Stock Purchase Plan, (v) the 1996 Option Plan shall automatically become effective at the Closing without any further action by any party, and (vi) no other consents or approvals are required from any person in order to approve the Charter Amendment, the Bylaw Amendment, the 1996 Option Plan or the 1996 Stock Purchase Plan.

              (e) No Conflict; Required Filings and Consents. Except as disclosed on Schedule 2.1(e), the execution and delivery of the Transaction Documents by the Company and its subsidiaries, as applicable, do not, and the performance by the Company and its subsidiaries, as applicable, of the transactions contemplated hereby or thereby will not, subject to making the filings and obtaining the consents, approvals, authorizations and permits described in this Section 2.1(e), (i) violate, conflict with, or result in any breach of any provision of the Certificates or Articles of Incorporation or Bylaws or equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company or any of its subsidiaries or otherwise) any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any lien, charge, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of, any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be bound or subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations, losses or other such events as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or any federal, state or local administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to the Company or any of its subsidiaries or by which or to which any of their respective properties or assets is bound or subject ("Applicable Laws"), except for such violations as have not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of the Transaction Documents by the Company or the consummation of the transactions contemplated hereby or thereby, except for (A) the filing of a premerger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (B) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or blue sky laws.

              (f) Reports; Financial Statements; Absence of Certain Changes or Events.

                     (i) The Company and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with any and all Governmental Entities (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"), other than those which the failure to file has not had, or could not reasonably be expected to have, a Material Adverse Effect. The Company Reports were prepared in accordance with the requirements of Applicable Law.

                     (ii) The Company has delivered to Buyer copies of (A) the audited consolidated balance sheets of FCI Holding Corp. ("FCI") as of December 31, 1995, December 31, 1994 and December 31, 1993, together with the related audited consolidated statements of income, stockholders' equity and cash flows of FCI for the periods then ended, and the notes thereto, accompanied by the report thereon of Arthur Andersen LLP, independent public accountants (collectively, the "Audited Financial Statements"), (B) the unaudited consolidated balance sheet of FCI as of September 30, 1996 (the "Balance Sheet"), together with the related unaudited consolidated statement of income and stockholder's equity of FCI for the six months then ended (collectively, the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and present fairly the consolidated financial position, results of operations, stockholders' equity and cash flows of FCI as of such dates and for the periods then ended.

                     (iii) Except as disclosed in Schedule 2.1(f), there is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent or otherwise, of FCI or its subsidiaries that is not reflected or reserved against in the Balance Sheet, other than (A) liabilities incurred in the ordinary course of business in a manner consistent with past practice since September 30, 1996 (the "Balance Sheet Date"), or (B) any such liability or obligation which would not be required to be presented in financial statements prepared in conformity with GAAP, applied in a manner consistent with past practice, in the preparation of the Financial Statements.

                     (iv) Except as disclosed in Schedule 2.1(f), since the Balance Sheet Date, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and nothing has occurred that would have been prevented by
       Section 3.1 if the terms of such section had been in effect as of and after the Balance Sheet Date. Since the Balance Sheet Date, there has been no material adverse change in the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company or its subsidiaries.

              (g)    Compliance with Applicable Laws.

                     (i) Except as set forth in Part I of Schedule 2.1(g), the businesses of the Company and its subsidiaries have been conducted in compliance with each applicable law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity binding on the Company or any of its subsidiaries or their respective properties or assets ("Applicable Laws"), except for such failures to comply as have not had, or could not reasonably be expected to have, a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the Knowledge of the Company, threatened.

                     (ii) Part II of Schedule 2.1(g) lists all material licenses, permits, permissions or authorizations issued to the Company or any of its subsidiaries by any Governmental Entities and held by them as of the date of this Agreement. Such licenses, permits, permissions and authorizations, and all applications for modification, extension, or renewal thereof or for new licenses, permits, permissions or authorizations are collectively referred to herein as the "Licenses."
       Part II of Schedule 2.1(g) lists the legally authorized holder(s) of the Licenses, each of which is in full force and effect. The businesses of the Company and its subsidiaries have been operated in all material respects in accordance with the terms of the Licenses. There are no proceedings pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its subsidiaries which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Licenses, the denial of any pending applications for Licenses, the issuance against the Company or any of its subsidiaries of any cease and desist order, or the imposition of any administrative actions by any Governmental Entity with respect to the Licenses, or which reasonably may be expected to materially adversely affect the ability of the Company and its subsidiaries to operate as currently operated.

              (h) Absence of Litigation. Except as set forth on Schedule 2.1(h), there is no claim, action, suit, inquiry, judicial or administrative proceeding, grievance or arbitration pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets by or before any arbitrator or Governmental Entity, nor to the Knowledge of the Company are there any investigations relating to the Company or any of its subsidiaries or any of their respective properties or assets pending or threatened by or before any arbitrator or Governmental Entity. Except as set forth in Schedule 2.1(h), there is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries or any of their respective properties or assets. There is no action, suit, inquiry, judicial or administrative proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries relating to the transactions contemplated by this Agreement and the other Transaction Documents. Except as set forth on
Schedule 2.1(h), there are no unfunded settlements or other settlements or letters of commitment or conciliation agreements that the Company has entered into with any party, including any Governmental Entity.

              (i) Insurance. During each of the past five calendar years the Company and each of its subsidiaries have been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Schedule 2.1(i) sets forth a summary of all fire, general liability, malpractice liability, theft and other forms of insurance and all fidelity bonds held by or applicable to the Company
or any of its  subsidiaries.   No event has occurred, including the failure by
the Company or any of its subsidiaries to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its subsidiaries under any such insurance policies in such a manner as could have a Material Adverse Effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years prior to the date hereof.

              (j) Real Estate. Each of the Company and its subsidiaries has good and marketable title in fee simple to all real properties owned by it and valid leaseholds in all real estate leased by it, except to the extent marketability may be affected by the existence of Permitted Liens (as defined in Section 2.1(l)). Schedule 2.1(j) contains a complete and accurate list of each lease agreement relating to parcels of real property leased by the Company or any of its subsidiaries, true and complete copies of which have previously been delivered to Buyer. Each such lease is valid, without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. Schedule 2.1(j) lists (i) the street address of each parcel of real property owned by the Company or any of its subsidiaries, and (ii) the street address for each parcel of real property leased by the Company or any of its subsidiaries under leases with a term other than month-to-month.

              (k) Personal Property. Except for property held under capital leases, the Company and its subsidiaries have good title to all the items of machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the Balance Sheet and all such property acquired by the Company or its subsidiaries since the Balance Sheet Date, except for any such property or assets sold or otherwise disposed of in the ordinary course of business and consistent with past practices since the Balance Sheet Date. Except as disclosed in Schedule 2.1(k), to the Knowledge of the Company there are no material defects in any tangible personal property or fixtures owned or used by the Company or any of its subsidiaries that are necessary for the operation of their respective businesses. The Company or any of its subsidiaries owns or holds under valid leases all of the tangible personal property and fixtures necessary to conduct the businesses of the Company and its subsidiaries as presently conducted.

              (l) Liens and Encumbrances. Except as disclosed on Schedule 2.1(l), all properties and assets, including leases, owned by the Company and its subsidiaries are free and clear of all liens, pledges, claims, security interests, restrictions, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options or encumbrances of any kind (collectively, "Liens") except (i) statutory Liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (ii) purchase money Liens arising in the ordinary course,
(iii) Liens for taxes not yet delinquent, (iv) Liens reflected in the Balance Sheet (which have not been discharged), (v) Liens which in the aggregate do not materially detract from the value or materially impair the present and continued use of the properties or assets subject thereto in the usual and normal conduct of the business of the Company and its subsidiaries, (vi) Liens on leases arising from the provisions of such leases, and (vii) Liens on real property owned by the Company and its subsidiaries which are described in the commitments to issue title insurance listed on Schedule 2.1(l) (the Liens referred to in clauses (i) through (vii) being "Permitted Liens").

              (m)    Environmental Matters.  Except as disclosed on Schedule
2.1(m):

                     (i) The real property and facilities owned, operated, and leased by the Company or its subsidiaries and the operations of the Company or its subsidiaries thereon comply in all material respects with, and have at all times complied in all material respects with, all applicable federal, state and local laws, statutes, codes, rules, regulations, ordinances, orders, determinations and rules of common law pertaining to the environment, natural resources and public or employee health and safety including, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, The Oil Pollution Act of 1990, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substances Control Act, as amended, and other environmental conservation or protection laws (collectively "Environmental Laws"); provided, that the Occupational Safety and Health Act of 1970, as amended, shall not be deemed to be an "Environmental Law" for purposes of this Agreement;

                     (ii) No judicial proceedings are pending or, to the Knowledge of the Company, threatened against the Company or its subsidiaries (other than the Bishop Subsidiaries) alleging the violation of any Environmental Laws, and there are no administrative proceedings pending or, to the Knowledge of the Company, threatened against the Company or its subsidiaries (other than the Bishop Subsidiaries), alleging the violation of any Environmental Laws and no notice from any Governmental Entity or any private or public person has been received by the Company or its subsidiaries (other than the Bishop Subsidiaries) claiming any violation of any Environmental Laws in connection with any real property or facility owned, operated or leased by the Company or its subsidiaries (other than the Bishop Subsidiaries), or requiring any remediation, clean-up, modification, repairs, work, construction, alterations or installations on or in connection with any real property or facility owned, operated or leased by the Company or its subsidiaries (other than the Bishop Subsidiaries) that are necessary to comply with any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving notice;

                     (iii)  to the Company's Knowledge

                            (A) no judicial proceedings are pending or threatened against any of the Bishop Subsidiaries alleging the violation of any Environmental Laws,

                            (B) there are no administrative proceedings pending or threatened against any of the Bishop Subsidiaries alleging the violation of any Environmental Laws, and

                            (C) no notice from any Governmental Entity or any private or public person has been received by any of the Bishop Subsidiaries claiming any violation of any Environmental Laws in connection with any real property or facility owned, operated or leased by the Bishop Subsidiaries, or requiring any remediation, clean-up, modification, repairs, work, construction, alterations or installations on or in connection with any real property or facility owned, operated or leased by any of the Bishop Subsidiaries that are necessary to comply with any Environmental Laws and that have not been complied with or otherwise resolved to the satisfaction of the party giving notice;

                     (iv) All material permits, registrations, licenses, authorizations, and the like ("Environmental Permits") required to be obtained or filed by each of the Company and its subsidiaries under any Environmental Laws in connection with the Company's and its subsidiaries' operations, including those activities relating to the generation, use, storage, treatment, disposal, release or remediation of Hazardous Substances (as such term is defined in Section 2.1(m)(v) hereof), have been duly obtained or filed, and each of the Company and its subsidiaries are and have at all times complied in all material respects with the terms and conditions of all such Environmental Permits;

                     (v) All Hazardous Substances used or generated by the Company or its subsidiaries or any of their predecessors on, in, or under any of the owned, operated or leased real property or facilities are and have at all times been generated, stored, used, treated, disposed of and released by such persons or on their behalf in such manner as not to result in any Environmental Costs or Liabilities. "Hazardous Substances" means (A) any hazardous materials, hazardous wastes, hazardous substances, toxic wastes, and toxic substances as those or similar terms are defined under any Environmental Laws; (B) any asbestos or any material which contains any hydrated mineral silicate, including chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (C) PCBs, or PCB-containing materials or fluids; (D) radon; (E) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, contaminant, constituent, or solid, liquid or gaseous waste; (F) any petroleum, petroleum hydrocarbons, petroleum products, crude oil and any fractions or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; (G) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Laws or with respect to which any Environmental Laws or Governmental Entity requires environmental investigation, monitoring or remediation; and (H) any underground storage tanks, dikes, or impoundments as defined under any Environmental Laws. "Environmental Costs or Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, settlements, actions, claims, costs and expenses (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants, and the costs of investigation or feasibility studies and performance of remedial or removal actions and cleanup activities) arising from or under any Environmental Laws, order of, or contract of the Company or its subsidiaries with, any Governmental Entity or any private or public persons;

                     (vi) There are not now, nor have there been in the past, on, in or under any property or facilities when owned, leased, or operated by the Company or its subsidiaries or when owned, leased, or operated by any of their predecessors, any Hazardous Substances that are in a condition that materially violates any Environmental Law or that reasonably could be expected to require remediation under any Environmental Laws;

                     (vii) The Company and its subsidiaries have not received, and, to the Knowledge of the Company, do not expect to receive, any notification from any source advising the Company or such subsidiaries that: (A) it is a potentially responsible party under CERCLA or any other Environmental Laws; (B) any real property or facility currently or previously owned, operated, or leased by it is identified or proposed for listing as a federal National Priorities List ("NPL") (or state-equivalent) site or a Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list (or state-equivalent) site; and (C) any facility to which it has ever transported or otherwise arranged for the disposal of Hazardous Substances is identified or proposed for listing as an NPL (or state-equivalent) site or CERCLIS (or state-equivalent) site; and

                     (viii) Notwithstanding any other provision set forth in this Agreement, the representations and warranties of the Company and the Atrium Indemnitors set forth in this Section 2.1(m) relating to the condition, operation or maintenance of real property or facilities owned, operated or leased by the Company or its subsidiaries shall not be deemed to have been made by the Company or any of the Atrium Indemnitors with respect to the aluminum extrusions and window manufacturing facility in Woodville, Texas which is leased by Fojtasek Companies, Inc. from the Tyler County Industrial Corporation.

              (n) Taxes. Each of the Company and its subsidiaries has timely filed all tax returns, reports, statements and other documents ("Tax Returns"') required to be filed with all Governmental Entities, except for any such Governmental Entity, the failure to file with which has not had, or could not reasonably be expected to have, a Material Adverse Effect, and all such Tax Returns which have been filed are accurate and complete in all material respects. No extension of time within which to file any Tax Return which has not been filed has been requested or granted. Each of the Company and its subsidiaries has paid (or there has been paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid, withheld, or deducted, or for which the Company or any of its subsidiaries are liable, in respect of the periods covered by such Tax Returns, and with respect to each tax, from the end of the period covered by the most recently filed Tax Return to the date hereof, and the Balance Sheet reflects an adequate reserve for all taxes payable, or required to be withheld and remitted, by the Company or any of its subsidiaries, or for which the Company or any of its subsidiaries are liable, accrued through the Balance Sheet Date. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries and are pending, and no requests for waivers of the time to assess any such taxes are pending. The federal income tax Returns of the Company and its subsidiaries have not been examined by the Internal Revenue Service. None of the Company or its subsidiaries (i) has filed a consent under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has made, or is obligated or may become obligated to make, any payments that will not be deductible by reason of section 280G of the Code, (iii) has been a member of an affiliated group of corporations which has filed a consolidated federal income tax return (other than the group of which the Company is the common parent) or otherwise has any liability for the taxes of any person (other than the Company and its subsidiaries) under Treas. Reg. Section 1.1502-6, any similar provision of state, local, or foreign law, or by reason of its status as a transferee, successor, indemnitor or otherwise, (iv) is a party to or bound by (nor will become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement, except as disclosed on Schedule 2.1(n), or (v) has agreed to make, nor is required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise. For the purposes of this Agreement, the term "taxes" shall include all federal, state, local, foreign and other income, gross receipts, use, ad valorem, transfer, franchise, profits, license, payroll, severance, occupation, property, sales, excise, withholding, unemployment compensation, social security and other taxes and charges of any nature whatsoever (including interest, penalties and additions to tax relating to any of the specified items).

              (o)    Certain Agreements.  Except as set forth in Part I of
Schedule 2.1(o), neither the Company nor any of its subsidiaries (other than the Bishop Subsidiaries) is a party to any oral or written agreement, plan or arrangement with any officer, director or employee of the Company or its subsidiaries (i) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving the Company or any of its subsidiaries of the nature of any of the transactions contemplated by the Transaction Documents, (ii) providing severance benefits or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, (iii) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which may be calculated on the basis of any of the transactions contemplated by the Transaction

Documents. Part I of Schedule 2.1(o) hereto lists each oral or written (A) agreement, contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money, (B) Employee Benefit Plan (as defined in Section 2.1(p)), (C) employment or consulting contract, or (D) contract, agreement or commitment under which any party thereto remains obligated to provide goods or services having a value, or to make payments aggregating, in excess of $50,000 per year, in any such case to which the Company or any of its subsidiaries (other than the Bishop Subsidiaries) is a party or bound and which is not terminable without liability or penalty to the Company or any of its subsidiaries on 30 days or less notice. Each such agreement, contract or obligation described in Part I of Schedule 2.1(o) or required to be so described is a valid and binding obligation of the Company or one of its subsidiaries, as the case may be, and is in full force and effect without amendment, except where not being a valid and binding obligation or in full force and effect without amendment would not have a Material Adverse Effect. The Company or one of its subsidiaries (other than the Bishop Subsidiaries), as the case may be, and, to the Knowledge of the Company, each other party to such contracts, has performed the obligations required to be performed by it under the agreements described in Part I of
Schedule 2.1(o) and is not (with or without lapse of time or the giving of notice, or both) in material breach or default thereunder. Except as disclosed in Part I of Schedule 2.1(o), neither the Company nor any of its subsidiaries (other than the Bishop Subsidiaries) has received (i) any notice, written or otherwise, of default by the Company or such subsidiary under any contract listed on Schedule 2.1(o),or (ii) any notice, written or otherwise, that any other party to any such contract has terminated or cancelled, or intends to terminate or cancel, such contract. Schedule 2.1(o) identifies, as to each agreement, contract or obligation listed thereon, whether the consent of the other party thereto is required in order for such agreement, contract or obligation to continue in full force and effect upon the consummation of the transactions contemplated hereby and by the other Transaction Documents or whether such agreement, contract or obligation can be cancelled by the other party without liability to such other party due to the consummation of the transactions contemplated in the Transaction Documents. A copy of each written agreement, contract, obligation, plan or arrangement and a description of each oral agreement, contract, obligation, plan or arrangement set forth in Schedule 2.1(o) has been provided to Buyer.

              Part II of Schedule 2.1(o) contains a complete and accurate list of (i) all contracts which were listed on Schedule 4.15 to the Bishop Purchase Agreement and other material contracts listed in the other schedules thereto, and (ii) any agreement, contract or obligation to which any Bishop Subsidiary has become a party since September 30, 1996 that would otherwise be required to be disclosed in Part I of Schedule 2.1(o) if the Bishop Subsidiaries were considered "subsidiaries" for purposes of this Section 2.1(o) (the "Material Bishop Agreements"). Part II of Schedule 2.1(o) identifies, as to each Material Bishop Agreement listed thereon, whether the consent of the other party thereto is required in order for such Material Bishop Agreement to continue in full force and effect upon the consummation of the transactions contemplated hereby and by the other Transaction Documents and whether such Material Bishop Agreement can be cancelled by the other parties thereto without liability to such other party due to the consummation of the transactions contemplated in the Transaction Documents.

              (p)    ERISA Compliance; Labor.

                     (i) The present value of all accrued benefits (vested and unvested) under all the "employee pension benefit plans" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Company or any other trades or businesses under common control within the meaning of Section 4001(b)(1) of ERISA with the Company (collectively, the "ERISA Group") maintains, or to which the Company or any member of the ERISA Group is obligated to contribute (the "Pension Plans"), did not, as of the respective last annual valuation dates for such Pension Plans, exceed the value of the assets of such Pension Plan allocable to such benefits. None of the Pension Plans subject to Section 302 of ERISA has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA (whether or not waived) since the effective date of such
Section 302. Neither the Company nor any member of the ERISA Group, nor any officer of the Company or any member of the ERISA Group, or any trustee or administrator of any Employee Benefit Plan or trust created thereunder, has engaged in a "prohibited transaction," as such term is described in Section 4975 of the Code, which has subjected or which could subject the Company or any member of the ERISA Group, any officer of the Company or any of its subsidiaries or any of such plans or any trust to any tax or penalty on prohibited transactions imposed by such Section 4975. The ERISA Group does not maintain any Pension Plans subject to Title IV of ERISA. Except as set forth on Schedule 2.1(p), neither the Company nor any member of the ERISA Group has contributed or been obligated to contribute to any "multiemployer plan" as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA. Neither the Company nor any member of the ERISA Group would be subject to any withdrawal liability under Title IV of ERISA in the event that either the Company or any member of the ERISA Group completely or partially withdrew from any such multiemployer plan as of Closing. Except as set forth on Schedule 2.1(p), there are no "employee benefit plans" within the meaning of Section 3(3) of ERISA or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance, or other plan or arrangement or understanding providing benefits to any present or former employee or contractor of the Company or as to which the Company or any member of the ERISA Group has any liability or obligation (collectively, "Employee Benefit Plans").

                     (ii) True, correct, and complete copies of each of the Employee Benefit Plans, and related trusts, if applicable, have been furnished to Buyer, along with the most recent report filed on Form 5500 and summary plan description with respect to each Employee Benefit Plan required to file Form 5500. All reports and disclosures relating to the Employee Benefit Plans required to be filed with or furnished to governmental agencies or plan participants or beneficiaries have been furnished in material compliance with applicable law. Each Employee Benefit Plan has been maintained in material compliance with ERISA and the Code, and each Employee Benefit Plan intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding its qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the Knowledge of the Company, operated in a manner which would adversely affect such qualified status. There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to any of the Employee Benefit Plans. All material contributions required to be made to the Employee Benefit Plans pursuant to their terms have been timely made. To the knowledge of the Company, there is no matter pending with respect to any of the Employee Benefit Plans before the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation. Except as required by applicable law or as set forth on Schedule 2.1(p), none of the Employee Benefit Plans provides medical insurance coverage following retirement. Except as set forth on Schedule 2.1(p), each Employee Benefit Plan which is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, by its terms provides that it may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment or termination.

                     (iii) Schedule 2.1(p) lists each collective bargaining agreement to which the Company or any of its subsidiaries is a party. Except for those unions which are parties to one or more of the listed collective bargaining agreements or as otherwise listed on Schedule 2.1(p), neither the Company nor any of its subsidiaries has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of their employees. Except as disclosed on Schedule 2.1(p), each of the Company and its subsidiaries (A) is, and has been since January 1, 1993, in material compliance with all applicable laws regarding labor, employment and employment practices, including but not limited to laws regarding terms and conditions of employment, equal employment opportunity, affirmative action, wages and hours, employee benefits, plant closing and mass layoff, occupational safety and health, immigration and workers' compensation,
(B) is not engaged in any unfair labor practices, nor has it since January 1, 1993, engaged in any unfair labor practices, and has no, and has not had since January 1, 1993, any, unfair labor practice charges or complaints before the National Labor Relations Board initiated against it or, to the Knowledge of the Company, threatened against it, (C) has no, and has not had since January 1, 1993, any, grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement, initiated or, to the Knowledge of the Company, threatened against it, and (D) has no, and has not had since January 1, 1993, any, charges, complaints or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating employment practices, initiated, or, to the Knowledge of the Company, threatened against it. There is no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or its subsidiaries, and neither the Company nor its subsidiaries has experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1993. Except as set forth on Schedule 2.1(p), to the Knowledge of the Company, no union organizational campaign or representation petition is currently pending or threatened with respect to the employees of the Company or its subsidiaries.

                     (q) Patents, Trademarks, Etc. Schedule 2.1(q) lists each extant patent, patent application, design patent, design patent application, industrial model, utility model, provisional or preliminary patent application, trademark, registered trademark, application for registration of trademark, service mark, registered service mark, application for registration of service mark, trade name, registered trade name, application for registration of trade name, copyright, registered copyright, application for registration of copyright and any other proprietary intellectual property right, both United States and foreign, (A) owned by the Company or any of its subsidiaries, or (B) in which the Company or any of its subsidiaries has any right, license or interest (collectively, "Intellectual Rights"). True and complete copies of all such Intellectual Rights, and all license agreements or contracts pertaining to any such Intellectual Rights, have previously been provided to Buyer. Except as disclosed in Schedule 2.1(q):

                     (i) The Company or its subsidiaries has good title, free and clear of all Liens, to each item of Intellectual Rights owned by the Company or any of its subsidiaries;

                     (ii) For each United States and foreign patent, patent application, design patent, design patent application, utility model and industrial model listed in Schedule 2.1(q) as owned by the Company or any of its subsidiaries, all maintenance fees, renewal fees or other fees required to be paid to avoid abandonment have been timely paid, and any applicable working requirements have been timely met;

                     (iii) For each United States and foreign registered trademark, registered service mark and registered trade name listed in Schedule 2.1(q) as owned by the Company or any of its subsidiaries, all appropriate affidavits and associated fees necessary to show continued use, and all renewals and associated fees, have been timely filed with the appropriate administrative or governmental office;

                     (iv) Each United States and foreign patent application and design patent application, and each United States and foreign application for registration of a trademark, service mark, trade name or copyright listed in Schedule 2.1(q) as owned by the Company or any of its subsidiaries, remains pending and has not been abandoned;

                     (v) Each license agreement or contract, under which the Company or any of its subsidiaries has any license, right or interest in the Intellectual Rights is a valid, binding and enforceable agreement which remains in full force and effect, and for each such license agreement or contract, the Company or its subsidiaries has a paid-up, royalty-free, perpetual license, and no restrictions exist which would prohibit or impair the ability of the Company or its subsidiaries to assign each such license agreement or contract to Buyer;

                     (vi) No product used, sold or manufactured by the Company or any of its subsidiaries, nor the conduct of the business of the Company or any of its subsidiaries as it is currently conducted, infringes on or otherwise violates the patent, design patent, trademark, service mark, trade name, copyright, industrial model, utility model, trade secret or other intellectual property rights of any third party;

                     (vii) To the Knowledge of the Company, no third party is challenging or infringing or otherwise violating any of the Intellectual Rights owned by the Company or any of its subsidiaries;

                     (viii) To the Knowledge of the Company, no third party is challenging or infringing or otherwise violating the Intellectual Rights under which the Company or any of its subsidiaries has any right, license, or interest;

                     (ix) To the Knowledge of the Company and its subsidiaries, there are no restrictions that would materially impair the use of any United States or foreign trademark, service mark or trade name listed in
Schedule 2.1(q) by Buyer or the transfer of any United States or foreign trademark, service mark or trade name listed in Schedule 2.1(q) to Buyer; and

                     (x) To the extent that the Company or any of its subsidiaries has any trade secrets or confidential information regarding their businesses, the Company and its subsidiaries have taken, and will continue to take, commercially reasonable precautions to maintain the confidentiality of such trade secrets and confidential information, including, without limitation, obtaining appropriate confidentiality agreements from employees or third parties to which such trade secrets or confidential information are disclosed.

              (r) Affiliate Relationships. Schedule 2.1(r) sets forth a complete list of all contracts or other arrangements involving the Company or any of its subsidiaries in which any of their respective officers, directors, stockholders or affiliates have a financial interest, including indebtedness owed to the Company or its subsidiaries.

              (s) Status of Purchase Shares. The issuance and sale of the Purchase Shares have been duly authorized by all necessary corporate action on the part of the Company, and such Purchase Shares, when delivered to Buyer at the Closing against payment of the Purchase Price as provided herein, will be validly issued, fully paid and non-assessable. The issuance and sale of the Purchase Shares are not, and will not be, subject to preemptive rights of any other holder of capital stock of the Company.

              (t) Private Offering. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Purchase Shares under the Securities Act) which might subject the offering, issuance or sale of the Purchase Shares to Buyer to the registration requirements of Section 5 of the Securities Act.

              (u) Accounts Receivable. Subject to the reserves established on the most recent monthly balance sheet prepared by the Company and attached hereto as Schedule 2.1(u), to the Company's Knowledge each of the Company's and its subsidiaries' accounts receivable will be collected in accordance with the normal experience of the Company and its subsidiaries with respect to collection of their accounts receivable, and the Company is not aware of any event, condition, circumstance or fact the occurrence of which would impair the ability of the Company or any of its subsidiaries to collect such accounts receivable in accordance with such normal collection experience.

              (v) Inventories. Except as disclosed in Schedule 2.1(v), the inventory and supplies of the Company and its subsidiaries (other than the Bishop Subsidiaries) are adequate for present needs, and are in usable or saleable condition in the ordinary course of business, subject only to reserves for obsolescence reflected on the Company's most recent balance sheet attached hereto as Schedule 2.1(u). Except as disclosed in Schedule 2.1(v), to the Company's Knowledge, the inventory and supplies of the Bishop Subsidiaries are adequate for present needs, and are in usable or saleable condition in the ordinary course of business, subject only to reserves for obsolescence reflected on the Company's most recent balance sheet attached hereto as
Schedule 2.1(u)

              (w) Indebtedness. Schedule 2.1(w) accurately sets forth the amount of all of the Company's (and its subsidiaries) long-term indebtedness for borrowed money as of the date of this Agreement. The repayment at the Closing by the Company and/or any of its subsidiaries of all such indebtedness will not create an obligation on the part of the Company or any of its subsidiaries to pay any premium, prepayment penalty or similar payment under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, agreement or other instrument or obligation relating to such indebtedness to be repaid.

              (x) Disclosure. No representation or warranty by the Company or the Selling Securityholders contained in this Agreement or in any certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

              (y) Business Relations. No supplier or customer of material importance to the Company and its subsidiaries has cancelled or otherwise terminated, or threatened to cancel or otherwise to terminate, its relationship with the Company or any of its subsidiaries or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Company or any of its subsidiaries or its usage or purchase of the services or products except for normal cyclical changes related to customers' businesses, and to the Company's Knowledge, the consummation of the transaction contemplated herein will not adversely affect the relationship of the Company or any of its subsidiaries with any such supplier or customer.

              (z) Breach of Representations, Warranties or Covenants. There has occurred no failure to comply with, or breach of, any representation or warranty, covenant, obligation or undertaking made by the Company under the Bishop Agreements and, to the Company's Knowledge, there has occurred no failure to comply with, or breach of, any representation or warranty, covenant, obligation or undertaking made under the Bishop Agreements by any other party thereto which would result in Losses (as defined in the Bishop Agreements) that would be subject to the $250,000 deductible described in Section 13.5(a) of the Bishop Purchase Agreement or
Section 11.6(b) of the Bishop Exchange Agreement.

       2.2. Representations and Warranties of the Selling Securityholders. Each Selling Securityholder or, as applicable, the named Selling
Securityholder, severally as to him, her or it and not jointly, represents and warrants to Buyer and the Company as follows:

              (a) Owners of Redemption Shares, Options and Warrants. As of the date hereof, each such Selling Securityholder identified on Schedule II is the holder of record and beneficially owns and, immediately prior to the effectiveness of the Charter Amendment, will be the holder of record and will beneficially own, the number of shares of Common Stock set forth in Column A opposite his, her or its name on Schedule II. At the Closing, each such Selling Securityholder will transfer to the Company good and valid title to the Redeemed Common Shares owned by such Selling Securityholder, free and clear of all Liens.

              As of the date hereof, each such Selling Securityholder identified on Schedule III is the holder of record and beneficially owns and, immediately prior to the effectiveness of the Charter Amendment, will be the holder of record and will beneficially own, options or warrants to purchase that number of shares of Class B Non-Voting Common Stock set forth opposite such Selling Securityholder's name in Column B on Schedule III.

              (b) Authority. (i) If such Selling Securityholder is an entity (i.e., not a natural person), such Selling Securityholder has been duly created and is validly existing under the laws of the jurisdiction of its creation; such Selling Securityholder has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Selling Securityholder of this Agreement and other Transaction Documents to which it is a party and the consummation by such Selling Securityholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Selling Securityholder.

                     (ii) Such Selling Securityholder has full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the obligations of such Selling Securityholder hereunder and thereunder. This Agreement has been duly and validly executed and delivered by such Selling Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Buyer and the Company, constitutes a valid and binding obligation of such Selling Securityholder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Each consent, authorization, order, or approval of, or filing or registration with, any Governmental Entity required by applicable law on or before the Closing for or in connection with the execution and delivery by such Selling Securityholder of this Agreement, or the performance by such Selling Securityholder of his, her or its obligations hereunder or under any other Transaction Documents , will have been obtained or made on or before the Closing, except where the failure to obtain any such consent, authorization, order, approval, filing, or registration would not affect such Selling Securityholder's ability to perform his, her, or its obligations under this Agreement or under any other Transaction Documents in any material respect.

              (c) No Conflicts. The execution, delivery, and performance by such Selling Securityholder of this Agreement and the other Transaction Documents to which it is a party does not (i) violate or breach any provision of any law or statute applicable to such Selling Securityholder (and, if such Selling Securityholder is a legal entity, any provision of its organizational or constituent documents), except where such violation or breach would not affect such Selling Securityholder's ability to perform its obligations under the Transaction Documents or (ii) violate, breach, cause a default under, or result in the creation of a Lien pursuant to, any agreement or instrument to which such Selling Securityholder is a party or to which it or any of its properties may be subject, except where the violation, breach, default, or creation of a Lien would not affect such Selling Securityholder's ability to perform its obligations under the Transaction Documents.

              (d)    New Common Stock.  Each Selling Securityholder listed on
Schedule IV represents and warrants to Buyer and the Company that such Selling Securityholder has no plan or intention to sell or otherwise dispose of the shares of New Common Stock to be held by such Selling Securityholder immediately after the Closing.

              (e) Breach of Representations, Warranties or Covenants. Each of the Bishop Indemnitors represents and warrants to Buyer that, to such Bishop Indemnitor's Knowledge, as of September 30, 1996, there had occurred no failure to comply with, or breach of, any representation or warranty, covenant, obligation or undertaking made under the Bishop Agreements by any party thereto, except for such failures to comply or breaches as (x) were disclosed on the Schedules to the Bishop Agreements, or (y) have been expressly waived in writing by the parties to the Bishop Agreements.

       2.3. Representations and Warranties of Buyer. Buyer represents and warrants to the Company and the Selling Securityholders as follows (with the understanding that the Company and the Selling Securityholders are relying on such representations and warranties in entering into and performing this Agreement):

              (a) Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

              (b) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is to be a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered and constitutes, and when duly executed and delivered by Buyer the other Transaction Documents to which Buyer is to be a party will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

              (c) No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is to be a party does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any material obligation or to a loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer or its properties or assets, except for any such conflicts, violations, defaults, terminations, cancellations, or accelerations which individually or in the aggregate do not have a material adverse effect on Buyer's ability to perform its obligations hereunder.

              (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is to be a party or the consummation by it of the transactions contemplated hereby, except for (i) the filing of a premerger notification report under the HSR Act, and (ii) applicable requirements, if any, of the Securities Act and the Exchange Act and the rules and regulations thereunder and state securities or blue sky laws.

              (e) Litigation. As of the date hereof, there is no action, suit, inquiry, judicial or administrative proceeding pending or, to the Knowledge of Buyer, threatened against it relating to the transactions contemplated by this Agreement or by the other Transaction Documents.

              (f) Investment Intent. The Purchase Shares to be acquired by Buyer hereunder are being acquired for its own account, for investment and with no intention of distributing or reselling such Purchase Shares or any part thereof or interest therein in any transaction which would be a violation of the securities laws of the United States of America or any state or any foreign country or jurisdiction.

              (g) Investment Status. (i) At the time Buyer was offered the Purchase Shares, it was, (ii) at the date hereof, Buyer is, and (iii) at the Closing Date Buyer will be, an "Accredited Investor" as defined in Rule 501 under the Securities Act, and Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the Company and an investment in the Purchase Shares, and is able to bear the economic risks of such investment.


                                  ARTICLE III

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

       3.1. Covenants of the Company and the Selling Securityholders other than the Bishop Indemnitors. Except as set forth in Schedule 3.1 or as otherwise contemplated by this Agreement, or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the Closing, the Company covenants and agrees with Buyer that the Company shall not, and shall not permit any of its subsidiaries to, and each Selling Securityholder other than the Bishop Indemnitors covenants and agrees that such Selling Securityholder will not permit the Company or any of its subsidiaries to:

              (a) conduct its business in any manner except in the ordinary course consistent with past practice; or

              (b) fail to use all commercially reasonable efforts to preserve intact the Company's present business organization and to keep available the services of its present officers and managerial personnel (collectively, the "Management") and employees or independent contractors and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Closing Date; or

              (c) split, combine, divide, distribute or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock (whether in cash, shares of stock or otherwise), or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities; provided that nothing herein shall prevent any of its subsidiaries from paying dividends or making other distributions to the Company; or

              (d) issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities convertible into or exercisable or exchangeable for shares of stock of any class (other than the issuance of certificates in replacement of lost certificates); or

              (e)    change or amend its charter documents or bylaws; or

              (f) enter into, materially amend, terminate or fail to use all commercially reasonable efforts to renew any material contract (i.e., a contract or agreement of the type required to be described in Schedule 2.1(o)) (provided that neither the Company nor its subsidiaries shall be required to renew any material contract on terms that are less favorable to the Company or its subsidiaries), or default in any material respect (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a material default) under any material contract, except for amendments, terminations (without payment of material penalty or damages), renewals, or failures to renew (without payment of material penalty or damages) of employment agreements in the ordinary course of business and consistent with past practice (subject to prior consultation with Buyer reasonably in advance thereof, provided that no contract of the Company or any of its subsidiaries with any of their executive officers shall be amended or otherwise modified without the prior written consent of Buyer); or

              (g) merge or consolidate with or into any other legal entity, dissolve, or liquidate; or

              (h) incur or assume any debt (including obligations in respect of capital leases and for interest), assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person (other than endorsements of checks in the ordinary course) or make any loans, advances, or capital contributions to, or investments in, any person (other than advances to employees in the ordinary course of business); or

              (i) adopt or amend any Employee Benefit Plan or collective bargaining agreement, or increase in any manner the compensation or fringe benefits of any director, officer or employee (whether employees or independent contractors) or pay any benefit not by any existing agreement, except in the ordinary course of business and consistent with past practices or as required by law, provided that, before increasing or agreeing to increase the compensation, bonuses or other benefits of any Management in the ordinary course of business or as required by law, the Company shall first have consulted in good faith with Buyer with respect to such increase or change in compensation, bonuses, or other benefits; or

              (j) acquire (including, without limitation, by merger, consolidation, or the acquisition of any equity interest or assets) or sell (whether by merger, consolidation, or the sale of an equity interest or assets), lease or dispose of any assets except in the ordinary course of business and consistent with past practice or, even if in the ordinary course of business and consistent with past practices (other than sales of surplus or obsolete equipment), whether in one or more transactions, in no event having a fair market value in excess of $50,000; or

              (k) mortgage, pledge, or subject to any material Lien any of its properties or assets, tangible or intangible, other than in the ordinary course of business consistent with past practice; or

              (l) except as required by GAAP, Applicable Law or circumstances which did not exist as of the Balance Sheet Date, change any of the material accounting principles or practices used by it; or

              (m) make any settlement of or compromise any tax liability, change any tax election or tax method of accounting or make any new tax election or adopt any new tax method of accounting which settlement, compromise, method, or election is material to the Company and its subsidiaries, taken as a whole; or

              (n) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or fail to pay or otherwise satisfy (except if being contested in good faith) any material accounts payable, claims, liabilities, or obligations on a basis, and within the time, consistent with past practice; or

              (o) change in any material respect its existing practices and procedures with respect to the collection of accounts receivable and, except with respect to good faith attempts consistent with past practice to obtain payment of a past due receivable, or except in accordance with existing practices, a contested receivable, offer to discount the amount of any outstanding receivable or extend any other incentive (whether to the account debtor or any employee or third party responsible for the collection of receivables) to accelerate the collection thereof; or

              (p) agree to or make any commitment, orally or in writing, to take any actions prohibited by this Agreement.


                                   ARTICLE IV

                      ADDITIONAL AGREEMENTS OF THE COMPANY
                        AND THE SELLING SECURITYHOLDERS
                       OTHER THAN THE BISHOP INDEMNITORS

       4.1. No Solicitation of Transactions. The Company and each of the Selling Securityholders other than the Bishop Indemnitors hereby covenant and agree with Buyer that the Company and such Selling Securityholder shall not, nor shall they permit their respective subsidiaries or affiliates to, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any merger, consolidation, share exchange, business combination, or other similar transaction with the Company or any of its subsidiaries or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. The Company and each of the Selling Securityholders other than the Bishop Indemnitors shall promptly communicate to Buyer the material terms of any such proposal (and the identity of the party making such proposal) which the Company or such Selling Securityholders may receive. The Company and each of the Selling Securityholders other than the Bishop Indemnitors agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any such Selling Securityholder other than the Bishop Indemnitors is a party. The Company and each of the Selling Securityholders immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

       4.2. Access and Information. (a) Until the Closing, the Company shall afford to Buyer and its representatives (including accountants and counsel) full access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the Company or its subsidiaries, to all properties, books, records, and tax returns of the Company and its subsidiaries and all other information with respect to its business, together with the opportunity to make copies of such books, records, and other documents and to discuss the business of the Company and its subsidiaries with such corporate officers, managerial personnel, accountants, consultants, and counsel for the Company as Buyer deems reasonably necessary or appropriate for the purposes of familiarizing itself with the Company and the business of the Company and its subsidiaries, including the right to visit the offices and facilities of the Company and its subsidiaries. In furtherance of the foregoing, the Company shall authorize and instruct Arthur Andersen LLP to meet with Buyer and its representatives, including its independent public accountants, to discuss the business and accounts of the Company and to make available (with the opportunity to make copies) to Buyer and its representatives, including its independent public accountants, all the work papers of Arthur Andersen LLP related to their audit of the consolidated financial statements and tax returns of the Company. The Company will provide any indemnification required by Arthur Andersen LLP in connection with the aforementioned work papers.

              (b) Within 30 days after the end of each calendar month, the Company shall deliver to Buyer, for the Company and its subsidiaries, monthly operating statements (in a form consistent with the monthly operating statements previously supplied to Buyer) prepared in the ordinary course of business for internal purposes, including comparisons to comparable prior year periods and current year budget. Further, within 45 days after the end of each calendar quarter, the Company shall deliver to Buyer quarterly statements prepared in the ordinary course for internal purposes.

              (c) Without duplication of Section 4.2(b), at such time as the Company provides the same to its lenders, the Company shall provide Buyer with copies of the financial statements and other information delivered by the Company to such lenders.

       4.3. Assistance. If Buyer requests, the Company will cooperate and will cause each of its subsidiaries to cooperate, and will cause Arthur Andersen LLP to cooperate, in all reasonable respects with the efforts of Buyer to finance the transactions contemplated by this Agreement

(whether obtained through senior debt financing by the Company or any of its subsidiaries from a commercial lender, the issuance of subordinated debt in a private placement or otherwise), including providing assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing by the Company or any of its subsidiaries and any other filings that may be made with the United States Securities and Exchange Commission (the "SEC"). The Company shall, and shall cause its subsidiaries to, (a) furnish to Arthur Andersen LLP, as independent accountants to the Company, such customary management representation letters as Arthur Andersen LLP may require of the Company as a condition to its execution of any required accountants' consents or necessary in connection with the delivery of any "comfort" letters requested by Buyer's financing sources, (b) furnish to Buyer all financial statements (audited and unaudited) and other information in the possession of the Company or its representatives or agents as Buyer shall reasonably determine is necessary or appropriate for the preparation of such offering documents, registration statements or filings, and (c) execute and deliver such agreements, instruments and other documents as Buyer shall reasonably request to effect the debt and/or equity financing of the transactions contemplated by this Agreement. If all conditions precedent to each party's obligation to effect the Purchase, the Redemptions, the Disposition Option Redemption and the other transactions contemplated hereby have been satisfied or waived, the Company will, and will cause its subsidiaries to, simultaneously with the Closing, consummate such financing upon terms acceptable to Buyer (and, if such financing is provided to one or more subsidiaries of the Company, the Company shall cause such subsidiaries to provide the proceeds of such financing to the Company upon terms acceptable to Buyer, including, if requested by Buyer, causing one or more of such subsidiaries to merge), and in consideration therefor, if the Closing does not occur, Buyer will indemnify and hold harmless the Company and its officers, directors and controlling persons against any and all claims, losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees and expenses) that may arise out of or with respect to the efforts by Buyer to finance the transactions contemplated hereby, including any registration statement, prospectus, offering circular, private placement memoranda, offering documents, and other filings related thereto; provided, however, that subject to the limitations and provisions of this Agreement, nothing herein shall prevent Buyer from asserting any claim for breach of representation or warranty under this Agreement.

       4.4. Compliance With Laws. The Company hereby covenants and agrees with Buyer that the Company shall cause the businesses of the Company and its subsidiaries to be operated in compliance with all Applicable Laws, except for such failures to comply as would not have a Material Adverse Effect. If the Company (or its counsel) receives an administrative or other order or notification relating to any violation or claimed violation of any Applicable Law that could affect the Company's ability to consummate the transactions contemplated hereby and by the other Transaction Documents, the Company shall promptly notify Buyer in writing and use its commercially reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement and by the other Transaction Documents.

       4.5. Notification of Certain Matters. The Company shall give prompt written notice to Buyer of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, (b) the failure of the Company, or any officer, director, employee, or agent thereof, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder, and
(c) the occurrence of any threat by any officer of the Company or any of its subsidiaries or any managerial personnel to resign or otherwise terminate their employment or independent contractor relationship with the Company or its subsidiaries. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

       4.6. Third Party Consents. The Company hereby covenants and agrees with Buyer that after the date hereof and prior to the Closing, the Company shall use all commercially reasonable efforts to obtain the written consent from any party to an agreement or instrument identified in Schedule 2.1(o) which is required to permit the consummation of the transactions contemplated hereby.

       4.7. Stockholders Agreement. At the Closing, the Company, Buyer and the Selling Securityholders listed in Part 1 of Schedule VIII shall execute, deliver and enter into the Stockholders Agreement in the form attached hereto as Exhibit N (the "Stockholders Agreement").

       4.8. Monitoring and Oversight Agreement. The Company hereby covenants and agrees with Buyer that at the Closing, the Company shall, and shall cause Fojtasek Companies, Inc. to, execute, deliver and enter into a Monitoring and Oversight Agreement with Hicks, Muse & Co. Partners, L.P. in the form attached hereto as Exhibit O (the "Monitoring and Oversight Agreement").

       4.9. Financial Advisory Agreement. The Company hereby covenants and agrees with Buyer that at the Closing, the Company shall, and shall cause Fojtasek Companies, Inc. to, execute, deliver and enter into a Financial Advisory Agreement with Hicks, Muse & Co. Partners, L.P. in the form attached hereto as Exhibit P (the "Financial Advisory Agreement"). The Financial Advisory Agreement will provide that at the Closing the Company shall pay Hicks, Muse & Co. Partners, L.P. a transaction fee in the amount of $2,000,000 (the "Transaction Fee"). Payment of the Transaction Fee shall be made by the Company to Hicks, Muse & Co. Partners, L.P. by wire transfer of immediately funds to an account designated to the Company in writing prior to Closing Date, or if not so designated, by certified or official bank check payable in immediately available funds to the order of Hicks, Muse & Co. Partners, L.P.

       4.10.  [Intentionally Omitted].

       4.11.  Termination Agreement.  The Company and the Selling
Securityholders listed in Part 2 of the Schedule VIII hereby covenant and agree with Buyer that at the Closing, they shall, and the Company shall cause FCI Holding Corp. to, execute, deliver and enter into the Termination Agreement in the form attached hereto as Exhibit R (the "Termination Agreement").

       4.12. Repayment of Indebtedness for Borrowed Money. The Company hereby covenants and agrees with Buyer that at the Closing, upon receipt of the proceeds from the financing contemplated in Section 4.3 and the Purchase, the Company will repay, and will cause its subsidiaries to repay, all of the indebtedness for borrowed money described in Schedule 2.1(w).

       4.13. Indemnification Agreement. The Company hereby covenants and agrees with Buyer that at the closing the Company shall execute and enter into an Indemnification Agreement with each of the Company's executive officers and directors in the form attached hereto as Exhibit S.

       4.14. Board of Directors; Officers. At the Closing, the Company shall deliver to Buyer letters from each director of the Company, other than Randall
S. Fojtasek and Michel Reichert, pursuant to which such directors shall resign from their positions on the Company's board of directors. The Company agrees to deliver to Buyer at Closing letters from each executive officer of the Company as Buyer may request, other than Randall S. Fojtasek, pursuant to which such executive officers shall resign from their positions as executive officers of the Company. The Company and each Selling Securityholder holding shares of the Company's capital stock entitled to vote on the election of directors covenant and agree with Buyer to cause to be elected to the Company's board of directors such nominees as the Buyer shall designate, effective immediately upon the consummation of the Purchase.

       4.15. Stockholder Loans. All loans or advances made by the Company or any of its subsidiaries to any of the Stockholders shall have been paid to the Company or such subsidiary in full.

                                  ARTICLE IV.A

                ADDITIONAL AGREEMENTS OF THE BISHOP INDEMNITORS

       4A.1   No Solicitation of Transactions.  Each of the Bishop Indemnitors
hereby covenant and agree with Buyer that such Bishop Indemnitor shall not, directly or indirectly, solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any merger, consolidation, share exchange, business combination, or other similar transaction with the Company or any of its subsidiaries or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Each of the Bishop Indemnitors shall promptly communicate to Buyer the material terms of any such proposal (and the identity of the party making such proposal) which the Company or such Bishop Indemnitors may receive. Each of the Bishop Indemnitors agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which such Bishop Indemnitor is a party. Each of the Bishop Indemnitors immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

       4A.2   Termination Agreement.  The Company and the Bishop Indemnitors
hereby covenant and agree with Buyer that at the Closing, they shall execute, deliver and enter into the Termination Agreement in the form attached hereto as Exhibit R (the "Termination Agreement").

       4A.3   Buy-Sell Agreements.  The Company and Howard S. Saffan hereby covenant and agree with Buyer that at the Closing, they shall execute, deliver and enter into a Buy-Sell Agreement in the form attached hereto as Exhibit Q-1 (the "Saffan Buy-Sell Agreement"). The Company and Kevin Schumacher hereby covenant and agree with Buyer that at the Closing, they shall execute, deliver and enter into a Buy-Sell Agreement in the form attached hereto as Exhibit Q-2 (the "Schumacher Buy-Sell Agreement," and collectively with the Saffan Buy-Sell Agreement, the "Buy-Sell Agreements").


                                   ARTICLE V

                               COVENANTS OF BUYER

       5.1. Notification of Certain Matters. Buyer shall give to the Company prompt written notice of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of Buyer contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, and (b) the failure of Buyer, or any officer, director, employee or agent thereof, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.


                                   ARTICLE VI

                                MUTUAL COVENANTS

       6.1. Governmental Consents. Promptly following the execution of this Agreement, the parties shall proceed to prepare and file with the appropriate Governmental Entities such requests, reports or notifications as may be required in connection with this Agreement, and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Without limiting the foregoing, the parties shall (a) file promptly with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information (if any) required to be filed under the HSR Act with respect to the transactions contemplated hereby and shall use their commercially reasonable efforts to cause all applicable waiting periods under the HSR Act to expire or be terminated as of the earliest possible date and (b) subject to the provisions of Section 11.6 hereof, make all necessary filings, and thereafter make any other required submissions with respect to the transactions contemplated hereby under the Securities Act and the rules and regulations thereunder, and any other applicable federal or state securities laws.

       6.2. Brokers or Finders. (a) Buyer represents and warrants to the Company and the Selling Securityholders other than the Bishop Indemnitors, and the Company and such Selling Securityholders represent and warrant to Buyer, that, other than the Transaction Fee described in Section 4.9 and the fees and commissions to be paid in connection with the financing of the transactions contemplated by this Agreement, no agent, broker, investment banker or other or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

              (b) Buyer represents and warrants to the Bishop Indemnitors, and the Bishop Indemnitors represent and warrant to their best Knowledge to Buyer, that, other than the Transaction Fee described in Section 4.9 and the fees and commissions to be paid in connection with the financing of the transactions contemplated by this Agreement, no agent, broker, investment banker or other person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

       6.3. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such actions.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

       7.1. Conditions to Each Party's Obligation. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) Consents and Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, including, without limitation, those required by the HSR Act.

              (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

              (c) No Action. No action shall have been taken nor any statute, rule or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated by this Agreement illegal.

       7.2. Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by
Buyer:

              (a) Representations and Warranties. The representations and warranties of the Company and each of the Selling Securityholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate signed by the chief executive officer or by the chief financial officer with respect to the Company and by each of the Selling Securityholders with respect to such Selling Securityholder certifying that the representations and warranties of the Company or such Selling Securityholder, as the case may be, are true and correct as of the Closing Date as though made on and as of the date hereof, except for changes contemplated in this Agreement.

              (b) Performance of Obligations. The Company and each Selling Securityholder shall have performed in all material respects all obligations required to be performed by it or each such Selling Securityholder under this Agreement prior to the Closing Date, and Buyer shall have received a certificate to such effect signed by the chief executive officer or by the chief financial officer with respect to the Company and by each such Selling Securityholder with respect to such Selling Securityholder.

              (c) Consents Under Agreements. Buyer shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person that is a party to a contract or agreement identified in Schedule 2.1(o) whose consent or approval shall be required in order to permit the consummation of the transactions contemplated by this Agreement.

              (d) Legal Opinions. Buyer shall have received from Bingham, Dana & Gould LLP one or more opinions dated the Closing Date, in substantially the form attached as Exhibit T hereto, which opinion shall expressly provide that it may be relied upon by the lenders, underwriters or other sources of financing with respect to the transactions contemplated by this Agreement.

              (e) Financing. Financing contemplated by that certain letter dated October 4, 1996 from Bankers Trust Company to Buyer, including a Rule 144A private placement of senior subordinated notes on terms which are satisfactory to Buyer which generates gross proceeds to the

Company or one or more of its subsidiaries of no less than $100,000,000, shall have been consummated.

              (f) Closing Deliveries. All documents and instruments required to be delivered by the Company and the Selling Securityholders pursuant to Section 8.2(b) shall have been delivered.

              (g) Change in the Business of Bishop Subsidiaries. No failure to comply with, or breach of, any representation or warranty, covenant, obligation or undertaking made under the Bishop Agreements which has resulted, or could reasonably be expected to result, in Losses to the Company in excess of $3,000,000 shall have occurred; and there shall have been no material adverse change in the business, operations, properties, condition (financial or otherwise), results of operations, liabilities or assets of any of the Bishop Subsidiaries.

              (h) Other Documents. All deliveries required to be made under or pursuant to the Disposition Option Redemption Agreements and the Exercise Agreements shall have been made, including, without limitation, the payment of any amounts required to be made thereunder and the delivery of any stock certificates, cancelled option agreements or other documents required to be made thereunder.

       7.3. Conditions to Obligations of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company and the Selling Securityholders.

              (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Company and the Selling Securityholders shall have received a certificate signed by the chief executive officer or by the chief financial officer of Buyer certifying that such representations and warranties are true and correct as of the Closing Date as though made on and as of the date hereof, except for changes contemplated in this Agreement.

              (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company and the Selling Securityholders shall have received a certificate signed on behalf of Buyer by the chief executive officer or by the chief financial officer of Buyer to such effect.

              (c) Solvency Opinion. The Selling Securityholders shall have received an opinion addressed to, and in form and substance reasonably satisfactory to, the Selling Securityholders from an investment banker, certified public accountant, appraiser or other similarly-qualified person reasonably acceptable to the Selling Securityholders to the effect that the Company is, and after giving effect to the transactions contemplated hereby (including without limitation the payment of the Redemption Price) will be solvent; provided, that if any such opinion is received and accepted by any underwriter, lender or other financial institution in connection with the financing contemplated in Section 7.2(e) above, the Selling Securityholders agree that the person giving such opinion shall be deemed to be acceptable to the Selling Securityholders.

              (d) Redemption Price. The Selling Securityholders shall have received the Redemption Price.

              (e) Closing Deliveries. All documents and instruments required to be delivered by Buyer pursuant to Section 8.2(a) shall have been delivered.


                                  ARTICLE VIII

                                    CLOSING

       8.1. Closing. The closing of the Purchase, the Redemptions and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Vinson & Elkins L.L.P., Dallas, Texas, at 10:00 a.m., local time, or at such other place and time as Buyer and the Company may agree, on the 5th business day after the conditions specified in Article VII have been satisfied or waived by the appropriate party. For purposes of this Agreement, each and every event referred to in this Article VIII that is to occur on the Closing Date shall be deemed to have occurred contemporaneously.

       8.2.   Actions to Occur at Closing.

              (a) At the Closing, Buyer shall deliver to the Company the following:

                     (i)    the Purchase Price as provided in Section 1.3(b);

                     (ii)   the certificates referenced in Sections 7.3(a) and
       (b);

                     (iii) counterparts of the Atrium Indemnification Escrow Agreement executed by Buyer;

                     (iv) counterparts of the Bishop Indemnification Escrow Agreement executed by Buyer;

                     (v) counterparts of the Stockholders Agreement executed by Buyer;

                     (vi) counterparts of the Monitoring and Oversight Agreement executed by Hicks, Muse & Co. Partners, L.P.; and

                     (vii) counterparts of the Financial Advisory Agreement executed by Hicks, Muse & Co Partners, L.P.; and

                     (viii) counterparts of the Fojtasek Escrow Amendment executed by Buyer.

              (b)    At the Closing:

                     (i) the Company and the Selling Securityholders shall deliver to Buyer the certificates described in Sections 7.2(a) and (b);

                     (ii) the Company and the Selling Securityholders shall deliver to Buyer the opinions of counsel described in Section 7.2(d);

                     (iii) the Company shall deliver to Buyer one or more stock certificates evidencing the Purchase Shares, executed by a duly authorized officer of the Company;

                     (iv) the Company and the Selling Securityholders who are to be signatories to the Stockholders Agreement shall deliver to Buyer counterparts of the Stockholders Agreement executed by such persons;

                     (v) the Atrium Indemnitors shall deliver to Buyer counterparts of the Atrium Indemnification Escrow Agreement duly executed by the Atrium Indemnitor Representative;

                     (vi) the Bishop Indemnitors shall deliver to Buyer counterparts of the Bishop Indemnification Escrow Agreement duly executed by the Bishop Indemnitor Representative;

                     (vii) the Company shall deliver to Buyer counterparts of the Monitoring and Oversight Agreement and the Financial Advisory Agreement, duly executed by the Company;

                     (viii) each of the Company and the Selling Securityholders who are signatories to the Termination Agreement shall deliver to the Buyer counterparts of the Termination Agreement duly executed by such persons;

                     (ix) the Company shall deliver to the Selling Securityholders the Redemption Price as provided in Article I;

                     (x) the Company shall deliver to the Disposition Option Holders the Disposition Option Redemption Price;

                     (xi) the Company shall deliver to the Key Employees one or more stock certificates evidencing the Key Employee Shares, duly executed by an authorized officer of the Company, and the Key Employees shall deliver the Key Employee Purchase Price to the Company; and

                     (xii) the Selling Securityholders shall deliver to the Company certificates representing the Converted Common Shares and the Converted Preferred Shares accompanied by executed stock transfer powers or otherwise endorsed for transfer to Buyer's reasonable satisfaction;

                     (xiii) Heritage shall deliver to the Company the Warrant
              marked "CANCELLED" by a duly authorized representative of Heritage;

                     (xiv) the Company shall deliver to Buyer a fully-executed copy of each Replacement Option Agreement;

                     (xv) the Selling Securityholders and the Company shall deliver to Buyer a fully-executed copy of the Seller Escrow Agreement;

                     (xvi) the Company shall deliver to Buyer a fully-executed copy of the Bishop Buy-Sell Amendment;

                     (xvii) the Company shall deliver to Buyer a fully-executed copy of each of the Buy-Sell Agreements;

                     (xviii)       the Fojtasek Indemnitors shall deliver to
              Buyer counterparts of the Fojtasek Escrow Amendment duly executed by each Fojtasek Indemnitor;

                     (xix) the Company shall pay to Randall S. Fojtasek a bonus in the amount of $3,000,000;

                     (xx) the Company shall pay to Hicks, Muse & Co. Partners, L.P. the Transaction Fee;

                     (xxi) the Company shall deliver to Buyer resignation letters duly executed by each director and/or executive officer of the Company which Buyer requests pursuant to Section 4.14 hereof; and

                     (xxii) the Company and the Selling Securityholders shall
              deliver to Buyer each and every other agreement, document or instrument executed or entered to by any party to this Agreement in connection with the transactions contemplated by this Agreement, duly executed by all parties to such agreement, including but not limited to those agreements the forms of which are attached as exhibits to this Agreement.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

       9.1.   Termination.  This Agreement may be terminated prior to the
Closing:

              (a)    by mutual consent of Buyer, the Company and Heritage;

              (b)    by any of Buyer, the Company or Heritage:

                     (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable;

                     (ii) if the Closing shall not have occurred by 5:00 p.m., Dallas, Texas time on December 20, 1996; provided, however, that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

              (c)    by Buyer:

                     (i) if there shall have been any breach of any representation or warranty or any material breach of any covenant or agreement set forth in this Agreement on the part of the Company or a Selling Securityholder, which breach shall not have been cured within 20 days following receipt by the breaching party of written notice of such breach; and

                     (ii) if either of the Company or any Selling Securityholder shall fail to perform any of their respective obligations under
Section 8.2(b);

              (d)    by the Company or Heritage:

                     (i) if Buyer shall breach any representation or warranty or materially breach any covenant or agreement on the party of Buyer set forth in this Agreement, which breach shall not have been cured within 20 days following receipt by Buyer of written notice to such breach; and

                     (ii) if Buyer shall fail to perform any of its obligations under Section 8.2(a).

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other parties hereto who have the right to terminate this Agreement.

       9.2. Effect of Termination. In the event of a termination of this Agreement as provided above, there shall be no liability on the part of any of the Company, the Selling Securityholders or Buyer, except for liability arising out of a breach of this Agreement.


                                   ARTICLE X

                                INDEMNIFICATION

       10.1. Indemnification of Buyer Indemnified Parties. Subject to the overall limitations, minimum amounts and time limitations set forth in Section
10.5 below and the limitations on recourse set forth in Section 10.6 below:

              (a) The Company and each Atrium Indemnitor, jointly and severally, agree to indemnify and hold harmless Buyer and each officer, director, employee, consultant, stockholder and affiliate of Buyer (which after the Closing shall include the Company and its subsidiaries) (collectively, the "Buyer Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Buyer Indemnified Costs") which any of the Buyer Indemnified Parties may sustain, or to which any of Buyer Indemnified Parties may be subjected, relating to or arising directly or indirectly out of:

                     (i) any claim, action, suit, inquiry, judicial or administrative proceeding, grievance or arbitration pending or which may be brought against the Company or any of its subsidiaries, or any of their respective properties or assets, arising out of, in connection with or as a result of any facts or circumstances existing on or before the Closing Date (regardless of whether such matters have been disclosed to Buyer in the Schedules to this Agreement or otherwise, but specifically excluding (A) all matters referred to in Section 2.1(m) or disclosed on Schedule 2.1(m) and (B) all matters which are pending or which may be brought against any of the Bishop Subsidiaries, or any of their respective properties or assets, arising out of, in connection with or as a result of any facts or circumstances existing on or before September 30, 1996) (such indemnified claims, matters, suits, inquiries, proceedings, grievances or arbitrations are referred to herein as "Litigation Matters");

                     (ii) any claim, action, suit, inquiry, judicial or administrative proceeding, grievance or arbitration pending or which may be brought against the Company or any of its subsidiaries, or any of their respective properties or assets, arising out of, in connection with or as a result of any environmental matters disclosed in Part I of
       Schedule 2.1(m) (the "Pre-Existing Fojtasek Environmental Matters"), including, but not limited to, any costs and expenses which any Buyer Indemnified Party may sustain in connection with any remediation, clean-up, modification, repairs, work, construction, alterations or installations on or in connection with any real property to which the Pre-Existing Fojtasek Environmental matters relate; and

                     (iii) any breach or default by the Company or any of the Atrium Indemnitors of or under any of the representations, warranties or other provisions of Section 2.1.

Buyer Indemnified Costs relating to or arising directly or indirectly out of Litigation Matters are herein referred to as "Buyer Indemnified Litigation Costs."

              (b) Each Selling Securityholder other than the Bishop Indemnitors severally agrees to indemnify and hold harmless each of the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs which any of the Buyer Indemnified Parties may sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of any breach or default by such Selling Securityholder of or under any of the representations, warranties, covenants, agreements or provisions of this Agreement or any of the other Transaction Documents, other than the representations, warranties or other provisions of Section 2.1 (for which the Company and the Atrium Indemnitors have agreed under Section 10.1(a) to indemnify the Buyer Indemnified Parties);

              (c) The Company and each Selling Securityholder other than the Bishop Indemnitors, jointly and severally, agree to indemnify and hold harmless each of the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs which any of the Buyer Indemnified Parties may sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of any breach or default by the Company of or under any of the representations, warranties, covenants, agreements or provisions of this Agreement or any of the other Transaction Documents, other than the representations, warranties or other provisions of Section 2.1 (for which the Company and the Atrium Indemnitors have agreed under Section 10.1(a) to indemnify the Buyer Indemnified Parties); and

              (d) Each Bishop Indemnitor severally agrees to indemnify and hold harmless each of the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs which any of the Buyer Indemnified Parties may sustain, or to which any of the Buyer Indemnified Parties may be subjected, arising out of any breach or default by such Bishop Indemnitor of or under any of the representations, warranties, covenants, agreements or provisions of this Agreement applicable to such Bishop Indemnitor or of any of the Transaction Documents to which such Bishop Indemnitor is a party.

       10.2. Indemnification of the Seller Indemnified Parties. Buyer agrees to indemnify and hold harmless each of the Selling Securityholders and each officer, authorized representative, employee, consultant, limited partner, general partner or affiliate of any Selling Securityholder which is not a natural person (collectively, the "Seller Indemnified Parties" and together with Buyer Indemnified Parties, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Seller Indemnified Costs" and together with Buyer Indemnified Costs, the "Indemnified Costs") which any of the Seller Indemnified Parties may sustain, or to which any of the Seller Indemnified Parties may be subjected, arising out of or relating to any breach or default by Buyer of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

       10.3. Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to any entity or person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he or she may have to such Indemnified Party under this Article X unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

              (a) The Indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

              (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party;

              (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

              (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article X and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

       10.4. Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 10.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

       10.5. Limitations. Subject to Section 11.18 hereof, the following provisions of this Section 10.5 shall be applicable after the time of the
Closing:

              (a)    Minimum Loss.

                     (i) No Indemnifying Party shall be required to indemnify an Indemnified Party under this Article X for a breach of any representation or warranty except to the extent that the aggregate amount of Indemnified Costs for which the Indemnified Party is otherwise entitled to indemnification pursuant to this Article X exceeds $750,000 (the "Minimum Loss"), whereupon the Indemnified Party shall be entitled to be paid the excess of (A) the aggregate amount of such Indemnified Costs over (B) the Minimum Loss, subject to the limitations on recovery and recourse set forth in this
Section 10.5 and in Section 10.6 below; provided, however, that the Buyer Indemnified Costs relating to or arising directly or indirectly out of any inaccuracies in any representation or warranty made by any of the Selling Securityholders in Section 2.2 (other than the representations and warranties made in Section 2.2(e)) (collectively, "Unlimited Claims") shall be indemnified in their entirety by such Selling Securityholder or Selling Securityholders, as applicable, and shall not be subject to either the Minimum Loss requirement described above, the liability caps referred to in Section 10.5(d) or the limitations as to recourse referred to in Sections 10.6 below. For purposes of determining the aggregate amount of Minimum Loss suffered by an Indemnified Party, each representation and warranty contained in this Agreement for which indemnification can be or is sought hereunder shall be read (including, without limitation, for purposes of determining whether a breach of such representation or warranty has occurred) without regard to materiality (including Material Adverse Effect) qualifications that may be contained therein. In addition, in determining whether an Indemnifying Party shall be required to indemnify an Indemnified Party under this Article X, once the Minimum Loss requirement set forth in this clause (i) has been satisfied, each representation and warranty contained in this Agreement for which indemnification can be or is sought hereunder shall be read (including, without limitation for purposes of determining whether a breach of such representation or warranty has occurred) without regard to materiality (including Material Adverse Effect) qualifications that may be contained therein. As used in the foregoing provisions of this Section 10.5(a), an "Indemnified Party" refers to all of the Buyer Indemnified Parties on the one hand and all of the Seller Indemnified Parties on the other hand, and an "Indemnifying Party" refers to the Buyer on the one hand and the Company and each of the Selling Securityholders, taken together, on the other hand.

                     (ii) Notwithstanding the foregoing clause (i), no Buyer Indemnified Litigation Costs shall be included in calculating the Minimum Loss amount until the total amount of such Buyer Indemnified Litigation Costs exceeds $450,000 (such amount, the "Litigation Deductible"), and no Buyer Indemnified Litigation Costs shall be indemnifiable under this Article X unless and until both (A) the total amount of Buyer Indemnified Litigation Costs exceeds the $450,000 Litigation Deductible and (B) the $750,000 Minimum Loss requirement set forth in clause (i) above has been satisfied (whether due to the incurrence of Buyer Indemnified Litigation Costs or other Buyer Indemnified Costs).

              (b) Minimum Claim. Notwithstanding anything to the contrary stated herein, if any third-party action or direct claim results in any damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) which do not in the aggregate exceed $1,000, such damages, losses, liabilities, charges, penalties, costs and expenses shall not be deemed to be Indemnified Costs.

              (c) Limitation as to Time. No Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article X unless a written claim for indemnification in accordance with Section 10.3 or 10.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto within eighteen (18) months after the Closing, except that this time limitation shall not apply to any (i) claims for Indemnified Costs relating to or arising directly or indirectly out of any Unlimited Claims, (ii) claims relating to Pre-Existing Fojtasek Environmental Matters or Pre-Existing Fojtasek Litigation Matters, or (iii) claims contemplated by Section 11.18. Nothing in this
Section 10.5(c) shall (x) extend or limit, or shall be deemed to extend or limit the period of time during which claims may be bought by the Bishop Indemnitees for Losses which are indemnifiable under the Bishop Agreements, as to which Losses, (including without limitation, Losses arising from Unlimited Claims (as defined in Section 11.6(b) of the Bishop Exchange Agreement and in Section 13.5(a) of the Bishop Purchase Agreement (collectively, the "Bishop Agreements Unlimited Claims")) and Cash Tax Claims (as defined in Section 13.6 of the Bishop Purchase Agreement, also being referred to in this Agreement as "Cash Tax Claims")), the time limits set forth in the Bishop Agreements, if any, shall apply, or (y) affect any term of the Bishop Buy-Sell Agreement (as amended by the Bishop Buy-Sell Amendment) or the Bishop Indemnification Escrow Agreement, including but not limited to the provisions thereof which relate to the terms and conditions upon which, and the time at which, the Bishop Escrowed Amount shall be released.

              (d) Liability Cap. Without limiting any of the foregoing provisions of this Section 10.5, the parties hereto agree that (i) subject to the separate and independent limitations referred to in Section 10.6(c) below with respect to the Pre-Existing Fojtasek Environmental Matters and the litigation matters listed as arising pre-July 3, 1995 on the "Litigation Schedule" attached to Schedule 2.1(h) (the "Pre-Existing Fojtasek Litigation Matters"), the Atrium Indemnitors shall be liable to the Buyer Indemnified Parties for no more than $2,000,000 in Indemnified Costs, except for Buyer Indemnified Costs arising from Unlimited Claims and claims contemplated in
Section 11.18; and (ii) the Bishop Indemnitors shall be liable to the Buyer Indemnified Parties and the Bishop Indemnitees for no more than $3,000,000 in the aggregate for Indemnified Costs under this Agreement and Losses under the Bishop Agreements, except for (x) Buyer Indemnified Costs arising from Unlimited Claims and, if appplicable, claims contemplated in Section 11.18; and
(y) Losses arising from Bishop Agreements Unlimited Claims and Cash Tax Claims.

       10.6. Recourse against Escrowed Funds. Subject to Section 11.18 hereof, the following provisions of this Section 10.6 shall be applicable after the time of the Closing.

              (a) Atrium Indemnitors. With respect to any claim by a Buyer Indemnified Party against any Atrium Indemnitor for Buyer Indemnified Costs payable under this Article X (including, without limitation, Unlimited Claims), the Buyer Indemnified Party shall first seek payment only out of the Atrium Escrowed Amount for all amounts due to the Buyer Indemnified Party from such Atrium Indemnitor with respect to such claim in an amount not to exceed the Maximum Escrow Amount (as defined below) of such Atrium Indemnitor. In no event shall the Buyer Indemnified Party be entitled to be paid out of the Atrium Escrowed Amount in respect of claims against an Atrium Indemnitor an amount in excess of such Atrium Indemnitor's Maximum Escrow Amount; provided, that if such Atrium Indemnitor's Maximum Escrow Amount has been reduced to zero pursuant to this Section 10.6(a), the Buyer Indemnified Party shall be entitled, subject to the terms and conditions of this Agreement, to seek payment from such Atrium Indemnitor directly for all amounts remaining due or thereafter becoming due to the Buyer Indemnified Party from such Atrium Indemnitor for Unlimited Claims under this Article X and for claims contemplated in Section 11.18. In the event of any claim by a Buyer Indemnified Party against one or more Atrium Indemnitors other than an Unlimited Claim or a claim contemplated by Section 11.18, each Atrium Indemnitor's Maximum Escrow Amount shall be reduced (but not below zero) by such Atrium Indemnitor's pro rata portion, determined in accordance with the percentage set forth opposite such Atrium

Indemnitor's name in Column B on Schedule V, of the amount paid out of the Atrium Escrowed Amount in respect of such claim (or, if applicable, such Atrium Indemnitor's Maximum Escrow Amount shall be reduced (but not below zero), by the portion of such Atrium Indemnitor's Maximum Escrow Amount as may be set forth in written release instructions executed and delivered to the Escrow Agent by Heritage or the Atrium Indemnitor Representative on behalf of any Atrium Indemnitor other than Heritage, as the case may be), and, to the extent that the portion of such claim for which such Atrium Indemnitor is liable exceeds such Atrium Indemnitor's Maximum Escrow Amount as of the time of payment of such claim out of the Atrium Escrowed Amount, then the Buyer Indemnified Party shall not be entitled to seek payment from such Atrium Indemnitor directly for such excess; provided, that the Buyer Indemnified Party shall then be entitled to seek the remaining amount of such claim from such other Atrium Indemnitors whose respective Maximum Escrow Amounts exceed zero, pro rata based upon the Maximum Escrow Amounts of such Atrium Indemnitors as of the time of payment of such claim, until such claim has been paid in full or each Atrium Indemnitor's Maximum Escrow Amount has been reduced to zero. In the event of any such claim against an Atrium Indemnitor by a Buyer Indemnified Party which is an Unlimited Claim, such Atrium Indemnitor's Maximum Escrow Amount shall be reduced (but not below zero) by the amount paid out of the Atrium Escrowed Amount in respect of such claim, and to the extent that the amount of such claim exceeds such Atrium Indemnitor's Maximum Escrow Amount as of the time of payment of such claim out of the Atrium Escrowed Amount, the Buyer Indemnified Party shall be entitled to seek payment from such Atrium Indemnitor for such excess. For purposes of this Section 10.6(a), an Atrium Indemnitor's "Maximum Escrow Amount" shall mean, at any time, such Atrium Indemnitor's pro rata share of the Atrium Escrowed Amount, less any amounts previously deducted from such Atrium Indemnitor's Maximum Escrow Amount in accordance with this Section 10.6(a). The parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Article X, the Buyer Indemnified Parties' sole recourse against the Atrium Indemnitors for indemnification hereunder (other than with respect to Unlimited Claims (as to which no such recourse limitation shall apply), and with respect to, Pre-Existing Fojtasek Environmental Matters and Pre-Existing Fojtasek Litigation Matters (as to which the recourse limitations set forth in Section 10.6(c) shall apply)) shall be governed by, and subject to the terms and provisions of, the Atrium Indemnification Escrow Agreement, and that the maximum aggregate liability for the Atrium Indemnitors under this Article X (other than in respect of Unlimited Claims, as to which no such limit shall apply, and Pre-Existing Fojtasek Environmental Claims, as to which the limit set forth in Section 10.6(c)(i) shall apply) shall in no event exceed the Atrium Escrowed Amount.

              (b) Bishop Indemnitors. With respect to any claim by a Buyer Indemnified Party against any Bishop Indemnitor for Buyer Indemnified Costs payable under Article X of this Agreement (including, without limitation, Unlimited Claims), the Buyer Indemnified Party shall first seek payment only out of the Bishop Escrowed Amount for all amounts due to the Buyer Indemnified Party from such Bishop Indemnitor with respect to such claim in an amount not to exceed the Maximum Escrow Amount (as defined below) of such Bishop Indemnitor. In no event shall the Buyer Indemnified Party be entitled to be paid out of the Bishop Escrowed Amount in respect of claims for Buyer Indemnified Costs under this Agreement against a Bishop Indemnitor an amount in excess of such Bishop Indemnitor's Maximum Escrow Amount; provided, that if such Bishop Indemnitor's Maximum Escrow Amount has been reduced to zero pursuant to this Section 10.6(b), the Buyer Indemnified Party shall be entitled, subject to the terms and conditions of this Agreement, to seek payment from such Bishop Indemnitor directly for all amounts remaining due or thereafter becoming due to the Buyer Indemnified Party from such Bishop Indemnitor for Unlimited Claims under this Article X and for claims contemplated in Section 11.18. In the event of any claim by a Buyer Indemnified Party against one or more Bishop Indemnitors other than an Unlimited Claim or a claim contemplated by Section 11.18, each Bishop Indemnitor's Maximum Escrow Amount shall be reduced (but not below zero) by such Bishop Indemnitor's pro rata portion, determined in accordance with the percentage set forth opposite such Bishop Indemnitor's name in Column B on
Schedule V, of the amount paid out of the Bishop Escrowed Amount in respect of such claim, and, to the extent that the portion of such claim for which such Bishop Indemnitor is liable exceeds such Bishop Indemnitor's Maximum Escrow Amount as of the time of payment of such claim out of the Bishop Escrowed Amount, then the Buyer Indemnified Party shall not be entitled to seek payment from such Bishop Indemnitor directly for such excess; provided, that the Buyer Indemnified Party shall then be entitled to seek the remaining amount of such claim from such other Bishop Indemnitors whose respective Maximum Escrow Amounts exceed zero, pro rata based upon the Maximum Escrow Amounts of such Bishop Indemnitors as of the time of payment of such claim, until such claim has been paid in full or each Bishop Indemnitor's Maximum Escrow Amount has been reduced to zero. In the event of any such claim against a Bishop Indemnitor by a Buyer Indemnified Party which is an Unlimited Claim, such Bishop Indemnitor's Maximum Escrow Amount shall be reduced (but not below zero) by the amount paid out of the Bishop Escrowed Amount in respect of such claim, and to the extent that the amount of such claim exceeds such Bishop Indemnitor's Maximum Escrow Amount as of the time of payment of such claim out of the Bishop Escrowed Amount, the Buyer Indemnified Party shall be entitled to seek payment from such Bishop Indemnitor for such excess. For purposes of this
Section 10.6(b), a Bishop Indemnitor's "Maximum Escrow Amount" shall mean, at any time, such Bishop Indemnitor's pro rata share of the Bishop Escrowed Amounts, less any amounts previously deducted from such Bishop Indemnitor's Maximum Escrow Amount in accordance with this Section 10.6(b). The parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Article X, (i) the Buyer Indemnified Parties' sole recourse against the Bishop Indemnitors for indemnification hereunder (other than with respect to Unlimited Claims, as to which no such recourse limitation shall apply) shall be governed by, and subject to the terms and provisions of, the Bishop Indemnification Escrow Agreement, and that the maximum aggregate liability for the Bishop Indemnitors under this Article X (other than in respect of Unlimited Claims, as to which no such limit shall apply) shall in no event exceed the Bishop Escrowed Amount, and (ii) the respective rights of the Bishop Indemnitors and the Bishop Indemnitees under the Bishop Agreements shall not be extended, limited, reduced or otherwise affected in any way by any provisions set forth in this Agreement, including, but not limited to, the provisions of this Article X; provided, that the Bishop Indemnitors shall be liable to the Buyer Indemnified Parties and the Bishop Indemnitees for no more than $3,000,000 in the aggregate for Indemnified Costs under this Agreement and Losses under the Bishop Agreements, except for (x) Buyer Indemnified Costs arising from Unlimited Claims and claims contemplated in Section 11.18; and (y) Losses arising from Bishop Agreements Unlimited

Claims and Cash Tax Claims. Notwithstanding any other provision set forth in this Agreement or the Bishop Agreements to the contrary, no Indemnified Party may recover under this Agreement for any Indemnified Costs as to which such Indemnified Party has already received, or is simultaneously receiving, indemnification pursuant to the Bishop Agreements and no Bishop Indemnitee may recover under the Bishop Agreements for any Losses as to which such Bishop Indemnitee has already received, or is simultaneously receiving, indemnification pursuant to this Agreement.

              (c) Limitations with Respect to Certain Fojtasek Matters. The parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Article X:

                     (i) the Buyer Indemnified Parties' sole recourse against the Atrium Indemnitors for indemnification with respect to any of the Pre-Existing Fojtasek Environmental Matters shall be limited to the $600,000 amount held pursuant to the Fojtasek Escrow Agreement, as amended by the Fojtasek Escrow Amendment referred to in Section 1.8(d) above (such amount, the "Retained Fojtasek Escrow Amount"). Indemnified Costs with respect to the Pre-Existing Fojtasek Environmental Matters shall not be subject to the time limitations or requirements of Minimum Loss set forth in Section 10.5(a) and 10.5(c);

                     (ii) the Buyer Indemnified Parties shall not be entitled to seek payment from the Atrium Indemnitors or from the Atrium Escrow Amount for indemnification with respect to any Pre-Existing Fojtasek Litigation Matters until both of the following conditions shall have been satisfied: (A) Buyer Indemnified Litigation Costs shall have exceeded the Litigation Deductible, and (B) the Minimum Loss requirement referred to in Section 10.5(a) shall have been satisfied (whether due to the incurrence of Buyer Indemnified Litigation Costs or other Buyer Indemnified Costs);

                     (iii) if the conditions described in Section 10.6(c)(ii) have been satisfied, any Buyer Indemnified Party shall first seek payment for Buyer Indemnified Costs arising in connection with the Pre-Existing Fojtasek Litigation Matters from the Retained Fojtasek Escrow Amount for all amounts due to the Buyer Indemnified Party from the Atrium Indemnitors with respect to such claim, and to the extent that the amount of any such claim(s) exceeds the remaining balance, if any, of the Retained Fojtasek Escrow Amount as of the time of payment of such claim, the Buyer Indemnified Party shall be entitled to seek payment from the Atrium Indemnitors for such excess; and

                     (iv) on the date which is 18 months after the Closing Date, Buyer and the Atrium Indemnitor Representative (on behalf of the Atrium Indemnitors) shall, and the Company shall cause Fojtasek Companies, Inc. to, execute and deliver to the Fojtasek Escrow Agent joint written instructions to release to the Atrium Indemnitor Representative such amounts of the Retained Fojtasek Escrow Amount as Buyer shall determine (in Buyer's discretion after consultation with the Atrium Indemnitor Representative) will not be necessary to compensate the Buyer Indemnified Parties for Buyer Indemnified Costs relating to Pre-Existing Fojtasek Environmental Matters and Pre-Existing Fojtasek Litigation Matters.

       10.7.  Instructions to Escrow Agent.

              (a) Individual Atrium Indemnitors. Each Atrium Indemnitor (other than Heritage) hereby covenants and agrees with Buyer that, if such Atrium Indemnitor is or becomes obligated to indemnify a Buyer Indemnified Party for Buyer Indemnified Costs under this Article X, such Atrium Indemnitor hereby authorizes and directs the Atrium Indemnitor Representative (hereinafter defined) to, on behalf of such Atrium Indemnitor, execute and deliver to the Escrow Agent written instructions to release to such Buyer Indemnified Party such amounts of the Atrium Escrowed Amount as are necessary to indemnify the Buyer Indemnified Party for such Buyer Indemnified Costs. Each Atrium Indemnitor (other than Heritage) hereby covenants and agrees with Buyer that, if such Atrium Indemnitor is or becomes obligated to indemnify a Buyer Indemnified Party for Buyer Indemnified Costs under this Article X with respect to Pre-Existing Fojtasek Environmental Matters or Pre-Existing Fojtasek Litigation Matters, such Atrium Indemnitor hereby authorizes and directs the Atrium Indemnitor Representative to, on behalf of such Atrium Indemnitor, execute and deliver to the Fojtasek Escrow Agent written instructions to release to such Buyer Indemnified Party such amounts of the Retained Fojtasek Escrow Amount as are necessary to indemnify such Buyer Indemnified Party for such Buyer Indemnified Costs. Each Atrium Indemnitor (other than Heritage) hereby covenants and agrees with Buyer that, if Heritage executes and delivers to the Escrow Agent written instructions to release to a Buyer Indemnified Party an amount no greater than Heritage's Maximum Escrow Amount from the Atrium Escrowed Amount, such Atrium Indemnitor hereby authorizes and directs the Atrium Indemnitor Representative to, on behalf of such Atrium Indemnitor, execute and deliver to the Escrow Agent written instructions to release to such Buyer Indemnified Parties such amounts as are set forth in the written instructions executed by Heritage.

              (b) Bishop Indemnitors. Each Bishop Indemnitor hereby covenants and agrees with Buyer that, if such Bishop Indemnitor is or becomes obligated to indemnify a Buyer Indemnified Party for Buyer Indemnified Costs under this Article X, such Bishop Indemnitor hereby authorizes and directs the Bishop Indemnitor Representative (hereinafter defined) to, on behalf of such Bishop Indemnitor, execute and deliver to the Escrow Agent written instructions to release to such Buyer Indemnified Party such amounts of the Bishop Escrowed Amount as are necessary to indemnify such Buyer Indemnified Party for such Buyer Indemnified Costs.

              (c) Heritage. Heritage hereby covenants and agrees with Buyer that, if it is or becomes obligated to indemnify a Buyer Indemnified Party for Buyer Indemnified Costs under this Article X, it shall execute and deliver to the Escrow Agent or the Fojtasek Escrow Agent, as applicable, written instructions to release to such Buyer Indemnified Party such amounts of the Atrium Escrowed Amount or the Retained Fojtasek Escrow Amount, as applicable, as are necessary to indemnify such Buyer Indemnified Party for such Buyer Indemnified Costs. Heritage hereby covenants and agrees with Buyer that, if the Atrium Indemnitor Representative executes and delivers to the Escrow Agent written instructions to release to a Buyer Indemnified Party from the Atrium Escrowed Amount an amount not to exceed the Maximum Escrow Amount for any Atrium Indemnitor, Heritage shall execute and deliver to the Escrow Agent written instructions to release to such Buyer Indemnified Party the amounts set forth in the written instructions executed by the Atrium Indemnitor Representative.

       10.8. Appointment of Atrium Indemnitor Representative. By the execution and delivery of this Agreement, each Atrium Indemnitor (other than Heritage) hereby irrevocably constitutes and appoints Randall S. Fojtasek as the true and lawful agent and attorney-in-fact (the "Atrium Indemnitor Representative") of such Atrium Indemnitor with full power of substitution to act in the name, place and stead of such Atrium Indemnitor with respect to (a) the power to execute any amendment to this Agreement as the Atrium Indemnitor Representative shall deem necessary or appropriate in his sole discretion, (b) delivery of the written instructions described in Section 10.7(a) on behalf of such Atrium Indemnitor, and (c) the performance of the obligations and rights of such Atrium Indemnitor under the Atrium Indemnification Escrow Agreement, including, without limitation, the power to execute the Atrium Indemnification Escrow Agreement and any amendments thereto on behalf of such Atrium Indemnitor, to do or refrain from doing all such further acts and things, and to execute, deliver and receive all such documents, waivers, extensions and amendments as such Atrium Indemnitor Representative shall deem necessary or appropriate in his sole discretion in connection with the administration of the Atrium Indemnification Escrow Agreement (and any such actions shall be binding on such Atrium Indemnitor).

       Buyer, the other Buyer Indemnified Parties, and any other person, may conclusively and absolutely rely, without inquiry, upon any action of the Atrium Indemnitor Representative as the action of each Atrium Indemnitor (other than Heritage) in all matters referred to herein, and each such Atrium Indemnitor confirms all that the Atrium Indemnitor Representative shall do or cause to be done by virtue of his appointment as Atrium Indemnitor Representative. All actions by the Atrium Indemnitor Representative are acknowledged by the parties hereto to be taken by it solely as agent and attorney-in-fact for each Atrium Indemnitor (other than Heritage). By the execution of this Agreement, Randall S. Fojtasek has accepted his appointment as Atrium Indemnitor Representative and in consideration for Randall S. Fojtasek's agreement to act as the Atrium Indemnitor Representative, each Atrium Indemnitor (other than Heritage) hereby agrees to indemnify and hold Randall S. Fojtasek harmless from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses, if any) incurred by him in connection with his performance as Atrium Indemnitor Representative. Each Atrium Indemnitor (other than Heritage) covenants and agrees that he or she will not voluntarily revoke the power of attorney conferred in this Section 10.8. If any Atrium Indemnitor dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Atrium Indemnitor being a "Former Atrium Indemnitor") and, as a result, the power of attorney conferred by this Section
10.8 is revoked by operation of law, it shall not be a breach under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Atrium Indemnitor (each a "Successor Atrium Indemnitor") confirms the appointment of the Atrium Indemnitor Representative as agent and attorney-in-fact for such Successor Atrium Indemnitor. If the power of attorney conferred by this
Section 10.8 is revoked by operation of law and thereafter not reconfirmed by the Successor Atrium Indemnitor prior to the Closing, such revocation shall not be deemed a breach of any of the provisions of this Agreement provided that such Successor Atrium Indemnitor executes and delivers such other certificates, documents or instruments (including, without limitation, any amendments hereto and the Atrium Indemnification Escrow Agreement) that would have been delivered on its behalf by the Atrium Indemnitor Representative had such Successor Atrium Indemnitor reconfirmed the agency and power of attorney conferred by this
Section 10.8. If at any time Randall S. Fojtasek dies or resigns from his position as the Atrium Indemnitor Representative, the other Atrium Indemnitors (other than Heritage) shall designate a successor to Randall S. Fojtasek as soon as practicable.

       10.9. Appointment of Bishop Indemnitor Representative. By the execution and delivery of this Agreement, each Bishop Indemnitor hereby irrevocably constitutes and appoints Howard S. Saffan as the true and lawful agent and attorney-in-fact (the "Bishop Indemnitor Representative") of such Bishop Indemnitor with full power of substitution to act in the name, place and stead of such Bishop Indemnitor with respect to (a) the power to execute any amendment to this Agreement as the Bishop Indemnitor Representative shall deem necessary or appropriate in his sole discretion, (b) delivery of the written instructions described in Sections 10.7(b) on behalf of such Bishop Indemnitor, and (c) the performance of the obligations and rights of such Bishop Indemnitor under the Bishop Indemnification Escrow Agreement, including, without limitation, the power to execute the Bishop Indemnification Escrow Agreement and any amendments thereto on behalf of such Bishop Indemnitor, to do or refrain from doing all such further acts and things, and to execute, deliver and receive all such documents, waivers, extensions and amendments as such Bishop Indemnitor Representative shall deem necessary or appropriate in his sole discretion in connection with the administration of the Bishop Indemnification Escrow Agreement (and any such actions shall be binding on such Bishop Indemnitor).

       Buyer, the other Buyer Indemnified Parties, and any other person, may conclusively and absolutely rely, without inquiry, upon any action of the Bishop Indemnitor Representative as the action of each Bishop Indemnitor in all matters referred to herein, and each such Bishop Indemnitor confirms all that the Bishop Indemnitor Representative shall do or cause to be done by virtue of his appointment as Bishop Indemnitor Representative. All actions by the Bishop Indemnitor Representative are acknowledged by the parties hereto to be taken by it solely as agent and attorney-in-fact for each Bishop Indemnitor. By the execution of this Agreement, Howard S. Saffan has accepted his appointment as Bishop Indemnitor Representative and in consideration for Howard S. Saffan's agreement to act as the Bishop Indemnitor Representative, each Bishop Indemnitor hereby agrees to indemnify and hold Howard S. Saffan harmless from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses, if any) incurred by him in connection with his performance as Bishop Indemnitor Representative. Each Bishop Indemnitor covenants and agrees that he or she will not voluntarily revoke the power of attorney conferred in this Section
10.9. If any Bishop Indemnitor dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Bishop Indemnitor being a "Former Bishop Indemnitor") and, as a result, the power of attorney conferred by this Section 10.9 is revoked by operation of law, it shall not be a breach under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Bishop Indemnitor (each a "Successor Bishop Indemnitor") confirms the appointment of the Bishop Indemnitor Representative as agent and attorney-in-fact for such Successor Bishop Indemnitor. If the power of attorney conferred by this Section 10.9 is revoked by operation of law and thereafter not reconfirmed by the Successor Bishop Indemnitor prior to the Closing, such revocation shall not be deemed a breach of any of the provisions of this Agreement provided that such Successor Bishop Indemnitor executes and delivers such other certificates, documents or instruments (including, without limitation, any amendments hereto and the Bishop Indemnification Escrow Agreement) that would have been delivered on its behalf by the Bishop Indemnitor Representative had such Successor Bishop Indemnitor reconfirmed the agency and power of attorney conferred by this Section 10.9. If at any time Howard S. Saffan dies, becomes incapacitated or resigns from his position as the Bishop Indemnitor Representative, the other Bishop Indemnitors shall, as soon as practicable, designate another person to serve as the Bishop Indemnitor Representative.

       10.10. No Contribution. In the event the Closing occurs, the Selling Securityholders, and not the Company, shall be fully liable for any Buyer Indemnified Costs sustained by any Buyer Indemnified Parties; accordingly, the Selling Securityholders shall not be entitled to contribution or any other payments from the Company for any Buyer Indemnified Costs that the Selling Securityholders are obligated to pay pursuant to this Agreement or under applicable law.

       10.11. Rights Under Bishop Agreements. Notwithstanding any other provision set forth in this Article X, none of the provisions set forth in this
Article X are intended to, nor shall they be deemed to, increase, decrease, amend, modify, alter or otherwise affect in any way the indemnification obligations of the Bishop Indemnitors to the Bishop Indemnitees under the Bishop Agreements; provided, that the Bishop Indemnitors shall be liable to the Buyer Indemnified Parties and the Bishop Indemnitees for no more than $3,000,000 in the aggregate for Indemnified Costs under this Agreement and Losses under the Bishop Agreements, except for (x) Buyer Indemnified Costs arising from Unlimited Claims and claims contemplated in Section 11.18; and (y) Losses arising from Bishop Agreements Unlimited Claims and Cash Tax Claims. Notwithstanding any other provision set forth in this Agreement or the Bishop Agreements to the contrary, no Indemnified Party may recover under this Agreement for any Indemnified Costs as to which such Indemnified Party has already received, or is simultaneously receiving, indemnification pursuant to the Bishop Agreements and no Bishop Indemnitee may recover under the Bishop Agreements for any Losses as to which such Bishop Indemnitee has already received, or is simultaneously receiving, indemnification pursuant to this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

       11.1. Survival of Representations, Warranties, and Covenants. Each representation, warranty and covenant set forth in this Agreement shall survive the Closing. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations, warranties, covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing. Each representation, warranty, covenant and agreement made by any of the parties to this Agreement shall expire on the last day, if any, that any claims for breaches of such representation, warranty, covenant or agreement may be made pursuant to Section
10.5 hereof, except that any such representation, warranty, covenant or agreement that has been made the subject of a third-party or direct claim prior to such expiration date shall survive with respect to such claim until the final resolution of such claim pursuant to Article X. Except as otherwise specifically stated in this Agreement, all covenants and agreements in this Agreement shall survive the Closing indefinitely.

       11.2. Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

       11.3. Waiver of Compliance. Any failure of Buyer on the one hand, or the Company or the Selling Securityholders, on the other hand, to comply with any obligation, covenant, Agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, Agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

       11.4. Specific Performance. The parties recognize that in the event the Company or the Selling Securityholders should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including monetary damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Company and the Selling Securityholders hereby waive the defense that there is an adequate remedy at law.

       11.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

       11.6. Expenses and Obligations. Except as otherwise expressly provided in this Agreement or as provided by law:

              (a) In the event that the Closing does not occur, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated in this Agreement or in the other Transaction Documents (including the costs and expenses incurred by the parties hereto in connection with the financing of such transactions) shall be borne solely and entirely by the party which has incurred such expenses. For purposes of this Section 11.6(a), the costs and expenses incurred by Buyer in connection with the transactions contemplated in this Agreement shall be deemed to include the fees and expenses of Vinson & Elkins L.L.P., the costs and expenses that Buyer or the Company incurs in preparing, printing or reproducing any offering materials relating to the financing of the transactions, any fees and expenses of Coopers & Lybrand L.L.P and Arthur Andersen LLP (other than fees and expenses of Arthur Andersen LLP payable in respect of services performed for the Company in the ordinary course of the Company's business, including services performed in connection with regular audits of the Company's financial statements) and any fees of any bond rating agencies or similar fees and expenses incurred in the marketing or distribution of any bonds to be issued in connection with the financing of the transaction. For purposes of this Section 11.6(a), the costs and expenses incurred by the Company and Selling Securityholders in connection with the transactions contemplated in this Agreement shall be the fees and expenses of Bingham, Dana & Gould LLP, Adair, Morris & Osborn, P.C. and Arthur Andersen LLP (but only for the fees and expenses of Arthur Andersen LLP payable in respect of services performed for the Company in the ordinary course of the Company's business, including services performed in connection with regular audits of the Company's financial statements) and any other fees and expenses specifically authorized by the Company in connection with the transactions contemplated in this Agreement; and

              (b) If the Closing occurs, any and all costs and expenses incurred by the Company and the Selling Securityholders in connection with the consummation of the transactions contemplated in this Agreement or in the other Transaction Documents (including the financing of the transactions contemplated herein) shall be borne, or reimbursed to the Company, by the Selling Securityholders, and any such costs and expenses incurred by the Buyer shall be paid, or reimbursed to Buyer, by the Company.

Notwithstanding the foregoing, the filing fees incurred in connection with the filings made pursuant to the HSR Act shall be borne by the Company. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

       11.7. Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       11.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)    If to Buyer, to

                     HMTF Acquisition Corp.
                     200 Crescent Court, Suite 1600
                     Dallas, Texas 75201
                     Attn: Lawrence D. Stuart, Jr.
                     Facsimile: (214) 740-7313

                     with a copy to

                     Vinson & Elkins L.L.P.
                     3700 Trammell Crow Center
                     2001 Ross Avenue
                     Dallas, Texas  75201
                     Attn:  Michael D. Wortley
                     Facsimile: (214) 220-7716

              (b)    If to the Company, to

                     Atrium Corporation
                     1341 West Mockingbird Lane
                     Suite 1200W
                     Dallas, Texas  75247
                     Attn:  Randall S. Fojtasek
                     Facsimile:  (214) 631-4231
                     with a copy to

                     Bingham, Dana & Gould LLP
                     150 Federal Street
                     Boston, Massachusetts  02110-1726
                     Attn:  Robert M. Wolf
                     Facsimile:  (617) 951-8736

              (c) If to a Selling Securityholder, to the address set forth below such Selling Securityholder's name on Schedule I.

       11.9. Interpretation. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivision of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections, or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section" and "this subsection" and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       11.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       11.11. Entire Agreement. This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements or covenants other than those expressly set forth in this Agreement.

       11.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY SUIT OR PROCEEDING BROUGHT HEREUNDER SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN DELAWARE.

       11.13. Public Announcements. Neither Buyer, the Company nor the Selling Securityholders shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, in the case of a release or statement by Buyer, the Company and, in the case of a release or statement by the Company or a Selling Securityholder, the Buyer, except as may be required by applicable law. Prior to the Closing, the Company will not issue any press release or otherwise make any public statements regarding any other matter without the prior written consent of Buyer, except as may be required by Applicable Law.

       11.14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (a) upon notice to the Company and without releasing Buyer from any of its obligations or liabilities hereunder, Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any affiliate thereof, and
(b) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer or Buyer's designee without the consent of the Company. The Company or Buyer's designee shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to the Company that any such collateral assignment has been foreclosed upon, the Company shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

       11.15. Further Assurances. At the Closing or from time to time thereafter, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

       11.16. Director and Officer Liability. The directors, officers and stockholders of Buyer and its affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that the Company or the Selling Securityholders may assert) other than as an assignee of this Agreement.

       11.17. Certain Definitions.  For purposes of this Agreement, the term:

              (a) "affiliate" of a specified person means a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

              (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

              (c) "Bishop Subsidiaries" shall mean the collective reference to Vinyl Building Specialties of Connecticut, Inc., a Connecticut corporation, Bishop Manufacturing Company, Incorporated, a Connecticut corporation, Bishop Manufacturing Company of New England, Inc., a Connecticut corporation, and Bishop Manufacturing Co. of New York, Inc., a Connecticut corporation.

              (d) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

              (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

              (f) "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party. With respect to the Company, "Knowledge" shall mean the actual knowledge of the following individuals:
Randall S. Fojtasek, Mark Biersmith, Jeff Hull, Lou W. Simi, Horace T. Hicks, Arthur G. Frost, Dow Pointer, Steven Rosenthal or Michael Hillmeyer;

              (g) "Material Adverse Effect" means the occurrence of any event, condition, circumstance or fact that has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole.

              (h) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other legal entity or government, political subdivision, agency or instrumentality of a government; and

              (i) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, the term "subsidiary" shall only be deemed to include the Bishop Subsidiaries for purposes of the provisions set forth in Section 2.1 as follows: (i) for the representations and warranties set forth in Sections 2.1(a), (b), (c), (d), (e), (u) and (w), the term "subsidiaries" shall be deemed to include the Bishop Subsidiaries for all purposes and for all time periods, and (ii) for all other provisions in Section 2.1, the term "subsidiaries" shall be deemed to include the Bishop Subsidiaries only with respect to the occurrence of any event, condition, circumstance or fact arising after September 30, 1996.

       11.18. No Waiver Relating to Claims for Fraud. The liability of any party under Article X shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's fraudulent acts or omission. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in Sections 10.5(a) (relating to Minimum Loss), 10.5(b) (relating to minimum claims), 10.5(c) (relating to limitations on the period of time during which a claim for indemnification may be brought), 10.5(d) (relating to liability caps) or 10.6 (relating to recourse against escrowed funds), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud, (ii) the time period during which a claim for fraud may be brought, or (iii) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this
Section 11.18, nor any references to this Section 11.18 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

       IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be signed, all as of the date first written above.



                                   BUYER:

                                   HMTF ACQUISITION CORP.



                                    /s/ JEFFRY S. FRONTERHOUSE
                                   ---------------------------------------------
                                   By:     Jeffry S. Fronterhouse
                                           -------------------------------------
                                   Its:    Vice President
                                           -------------------------------------


                                   COMPANY:

                                   ATRIUM CORPORATION


                                   /s/ RANDALL S. FOJTASEK
                                   --------------------------------------------

                                   By: Randall S. Fojtasek
                                       ----------------------------------------
                                   Its: President
                                       ----------------------------------------



                                   SELLING SECURITYHOLDERS:



                                    /s/ JOE FOJTASEK
                                   ---------------------------------------------
                                   Joe Fojtasek



                                    /s/ RANDALL S. FOJTASEK
                                   ---------------------------------------------
                                   Randall S. Fojtasek



                                    /s/ RUSSELL FOJTASEK
                                   ---------------------------------------------
                                   Russell Fojtasek





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    /s/ LOUIS W. SIMI, JR.
                                   ---------------------------------------------
                                   Louis W. Simi, Jr.



                                    /s/ NORMAN FOJTASEK
                                   ---------------------------------------------
                                   Norman Fojtasek



                                    /s/ JOE EDWARD FOJTASEK
                                   ---------------------------------------------
                                   Joe Edward Fojtasek



                                    /s/ RICHARD FOJTASEK
                                   ---------------------------------------------
                                   Richard Fojtasek



                                    /s/ RANDALL FOJTASEK
                                   ---------------------------------------------
                                   Randall Fojtasek, as Trustee of the Fojtasek
                                   Trusts



                                    /s/ RICHARD FOJTASEK
                                   ---------------------------------------------
                                   Richard Fojtasek, as Trustee of the Fojtasek
                                   Trusts



                                    /s/ RANDALL FOJTASEK
                                   ---------------------------------------------
                                   Randall Fojtasek, as Trustee of the Joe
                                   Fojtasek Trust



                                    /s/ RICHARD FOJTASEK
                                   ---------------------------------------------
                                   Richard Fojtasek, as Trustee of the Joe
                                   Fojtasek Trust





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                    /s/ O. HAYNES MORRIS, JR.
                                   ---------------------------------------------
                                   O.Haynes Morris, Jr., as Trustee of the Joe
                                   Fojtasek II Trust



                                    /s/ O. HAYNES MORRIS, JR.
                                   ---------------------------------------------
                                   O.Haynes Morris, Jr., as Trustee of the P.
                                   Michael Fojtasek Trust



                                    /s/ JOE FOJTASEK
                                   ---------------------------------------------
                                   Joe Fojtasek, as custodian under the Texas
                                   UTMA for Joe Fojtasek II


                                    /s/ JOE FOJTASEK
                                   ---------------------------------------------
                                   Joe Fojtasek, as custodian under the Texas
                                   UTMA for P. Michael Fojtasek



                                    /s/ HOWARD S. SAFFAN
                                   ---------------------------------------------
                                   Howard S. Saffan



                                    /s/ LESLIE GOLDBLOOM
                                   ---------------------------------------------
                                   Leslie Goldbloom



                                    /s/ KEVIN SCHUMACHER
                                   ---------------------------------------------
                                   Kevin Schumacher





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SELLING SECURITYHOLDER:

                                   HERITAGE FUND I, L.P.

                                   By:  HF Partners I, L.P., its general partner



                                   By:  /s/ MICHAEL F. GILLIGAN
                                      ------------------------------------------
                                   Name:   Michael F. Gilligan
                                        ----------------------------------------
                                   Title:  General Partner
                                         ---------------------------------------

                                    /s/ JOE BIEGEL
                                   ---------------------------------------------
                                   Joe Biegel



                                    /s/ GEORGE FROST
                                   ---------------------------------------------
                                   George Frost



                                    /s/ WILLIAM ROBINSON
                                   ---------------------------------------------
                                   William Robinson



                                    /s/ SHIRLEY CRUTCHER
                                   ---------------------------------------------
                                   Shirley Crutcher



                                    /s/ MARK BIERSMITH
                                   ---------------------------------------------
                                   Mark Biersmith



                                    /s/ HORACE HICKS
                                   ---------------------------------------------
                                   Horace Hicks





                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SCHEDULE I

                            SELLING SECURITYHOLDERS


 Joe Fojtasek                              Randall S. Fojtasek                      Russell Fojtasek
 4005 Cochran Chapel Road                  3801 Maplewood Avenue                    2853 Thomas Avenue
 Dallas, TX  75209                         Dallas, TX  75205                        Dallas, TX  75204


 Louis W. Simi, Jr.                        Norman Fojtasek                          Joe Edward Fojtasek
 2901 Hickory Hill Street                  P.O. Box 1302                            P.O. Box 92197
 Colleyville, TX  76034                    Kapaauh, HI 76755-1302                   Austin, TX  78709-2197


 Richard Fojtasek                          Randall S. and Richard Fojtasek, as      Randall S.and Richard Fojtasek,as Trustees of
 2825 Earlshire Lane                       Trustees of the Fojtasek Trusts          the Joe Fojtasek Trust
 Carrollton, TX  75008                     3801 Maplewood Avenue                    3801 Maplewood Avenue
                                           Dallas, Texas  75205                     Dallas, Texas  75205

 O. Haynes Morris, Jr., as Trustee         O. Haynes Morris, Jr., as Trustee        Joe Fojtasek, as custodian under the Texas UTMA
 of the Joe Fojtasek II Trust              of the P. Michael Fojtasek Trust         for Joe Fojtasek II
 Adair, Morris & Osborn                    Adair, Morris & Osborn                   4005 Cochran Chapel Road
 1201 Main Street                          1201 Main Street                         Dallas, TX  75209
 835 One Main Place                        835 One Main Place
 Dallas, Texas                             Dallas, Texas

 Joe Fojtasek, as custodian under the      Heritage Fund I, L.P.                    Howard S. Saffan
 Texas UTMA for P. Michael Fojtasek        30 Rowes Wharf, Suite 300                60 Sutton Place South
 4005 Cochran Chapel Road                  Boston, MA  02110                        Apt. 4JS
 Dallas, TX  75209                                                                  New York, New York  10022

 Leslie Goldbloom                                   Kevin Schumacher                                   Joe Biegel
 174 Marlborough Street                             5 Flint Meadow Lane                                504 Tiffany Trail
 Boston, MA  02116                                  Shrewsbury, MA  01545                              Richardson, TX  75081


 George Frost                                       William Robinson                                   Shirley Crutcher
 P.O. Box 1034                                      825 Hyatt                                          500 MacArthur Court
 Wylie, TX  75098                                   Copper Canyon, TX  75008                           Irving, TX  75061

 Mark Biersmith                                     Horace Hicks
 3313 Stafford                                      1068 Greenwood Lane
 Dallas, TX  75225                                  Lewisville, TX  75067

                                   SCHEDULE II

                                  STOCKHOLDERS



                                                                             Column A                           Column B
                                                                   --------------------------------   ------------------------------
                                                                                                         Share of New Common Stock
                                                                       Shares of Stock Owned          Received Upon Effectiveness of
                                              Name                  as of the Date of the Agreement           Charter Amendment
                                              ----                 --------------------------------   ------------------------------
 PART 1.      COMMON STOCK

       a.     Class A Voting           Joe Fojtasek                        17,727.80                      10,687,302.03
                                       Randall S. Fojtasek                  8,959.90                       5,401,525.14
                                       Russell Fojtasek                     3,122.60                       1,882,476.64
                                       Louis W. Simi, Jr.                     159.10                          95,914.31
                                       Norman Fojtasek                         84.00                          50,639.86
                                       Joe Edward Fojtasek                     84.00                          50,639.86
                                       Richard Fojtasek                        84.00                          50,639.86
                                       Fojtasek Trusts                         72.00                          43,405.60
                                       Joe Fojtasek Trust                      12.00                           7,234.27
                                       Joe Fojtasek II Trust                   45.00                          27,128.50
                                       P. Michael Fojtasek
                                            Trust                              45.00                          27,128.50
                                       Joe Fojtasek, cust. for
                                           Joe Fojtasek II                     75.00                          45,214.16
                                       Joe Fojtasek, cust. for
                                           P. Michael Fojtasek                 75.00                          45,214.16
                                                                         -----------                   ----------------
                                                                           30,545.40                      18,414,462.39

                                                                             Column A                           Column B
                                                                   --------------------------------   ------------------------------
                                                                                                         Share of New Common Stock
                                                                       Shares of Stock Owned          Received Upon Effectiveness of
                                              Name                  as of the Date of the Agreement           Charter Amendment
                                              ----                 --------------------------------   ------------------------------
       b.     Class B Non-Voting          Heritage                            19,613.60                            11,824,166.96
                                          Howard S. Saffan                     4,620.74                             2,785,638.60
                                          Leslie Goldbloom                     4,620.74                             2,785,638.60

                                          Kevin Schumacher                       695.60                               419,346.30
                                          Joe Biegel                             159.10                                95,914.31
                                                                            -----------                         ----------------
                                                                              29,709.78                            17,910,704.28

       c.     Class C Voting              Heritage                            30,386.40                            18,318,608.87

 PART 2.      PREFERRED STOCK, $1.00      Heritage                            11,000.00                                  N/A
              par value

                                  SCHEDULE III
                                 OPTION HOLDERS

                                           Column A              Column B          Column C         Column D
                                        ---------------- ----------------------   -----------    -----------------
                                                           Underlying Shares
                                                             With Respect to                        Underlying
                                          Underlying       Which a Substitute                       Substitute
                                        Option Shares as    Option is to be          Option        Option Shares
                                         of the Date of         Redeemed           Redemption       Following
                             Name        the Agreement   (assuming conversion)      Price ($)          Closing
                          -----------   ---------------- ----------------------   -----------    -----------------
 PART 1.      WARRANT
                            Heritage        14,564.52          8,780,301.23         8,780,301.23            --

 PART 2. SUBSTITUTE OPTIONS
         TO BE PARTIALLY REDEEMED
                            George Frost   863,168.50            663,168.53           663,168.53         200,000
                            L. W. Simi     575,425.57            225,425.59           225,425.59         350,000
                            W. Robinson    479,571.55            229,571.56           229,571.56         250,000
                            S. Crutcher    383,657.24            333,657.25           333,657.25          50,000
                            M. Biersmith   286,356.36            186,356.37           186,356.37         100,000
                            H. Hicks       191,828.63             91,828.63            91,828.63         100,000
                            J. Biegel       95,914.31             95,914.31            95,914.31            --

                                               Column E             Column F       Column G
                                              --------------       -------------   ----------

                                               Underlying
                                                  1996               Exercise       Vesting
                             Name              Option Shares         Price         (A or B)*
                          -----------         --------------       -------------   ----------
 PART 3.      1996 OPTIONS
        TO BE ISSUED AT CLOSING
                            Howard Saffan         700,000.00        1.00/sh              A
                            Lou Simi              161,237.28        1.00/sh              B
                            Russell  Fojtasek     140,883.77        1.00/sh              B
                            George Frost          120,707.02        1.00/sh              C
                            Horace Hicks           60,353.31        1.00/sh              B
                            W. Robinson           125,883.77        1.00/sh              B
                            M. Biersmith           60,353.51        1.00/sh              B
                            K. Schumacher          30,176.75        1.00/sh              B
                            M. Hillmeyer          100,000.00        1.00/sh              B
                            D. Pointer            100,000.00        1.00/sh              B
                            Jeff Hull             100,000.00        1.00/sh              B
                            John Craine            30,176.50        1.00/sh              B
                            James Wright           30,176.50        1.00/sh              B
                            Edwin Beachly          30,176.50        1.00/sh              B
                            James Gresham          65,088.38        1.00/sh              B
                            Richard Kettle         15,088.38        1.00/sh              B
                            Thomas Bowen           15,088.38        1.00/sh              B
                            Eric Long              25,000.00        1.00/sh              B

*  A --       1/1095 Options will vest each day during the first three years of the option period and may be exercised at such time as the Company's board of directors determines in good faith that an 8% interest rate of return has been achieved on Buyer's investment in the Shares. "Cause" under this Option Agreement will be defined as in the Employment and Non-Competition Agreement dated
              September 30, 1996 between the Company and Howard S. Saffan. In the event of a change of control or a termination of Howard S.
              Saffan's employment with the Company, if the Company elects to exercise its repurchase option, it must pay Mr. Saffan in cash, as opposed to a promissory note.

*  B --       20% of the Options will vest each year for the first 5 years of the option period.

*  C --       20% of the Options will vest each year for the first 2 years of the option period, with the remaining Options to vest at the end of the third year.

                                  SCHEDULE IV

               NEW COMMON STOCKHOLDERS AND RESULTS OF REDEMPTION



                                                     Column A                   Column B
                                              -----------------------     ------------------------

                                               Number of Shares of
                                             New Common Stock Owned
                                             Immediately After Charter      Number of Shares of
Name                                         Amendment and Prior to the   New Common Stock to be
----                                          Common Stock Redemption             Redeemed
                                              -----------------------     ------------------------
 Joe Fojtasek                                       10,687,302.03                9,687,302.03
 Randall S. Fojtasek                                 5,401,525.14                4,401,525.14
 Russell Fojtasek                                    1,882,476.64                1,632,476.64
 Louis W. Simi, Jr                                      95,914.31                   95,914.31
 Norman Fojtasek                                        50,639.86                   50,639.86
 Joe Edward Fojtasek                                    50,639.86                   50,639.86
 Richard Fojtasek                                       50,639.86                   50,639.86
 Fojtasek Trusts                                        43,405.60                   43,405.60
 Joe  Fojtasek Trust                                     7,234.27                    7,234.27
 Joe Fojtasek II Trust                                  27,128.50                   27,128.50
 P. Michael Fojtasek Trust                              27,128.50                   27,128.50
 Joe Fojtasek, cust. for Joe Fojtasek II                45,214.16                   45,214.16
 Joe Fojtasek, cust. for P. Michael Fojtasek            45,214.16                   45,214.16
 Heritage                                           30,142,775.83               26,617,775.83
 Howard S. Saffan                                    2,785,638.60                2,035,638.60
 Leslie Goldbloom                                    2,785,638.60                2,785,638.60
 Kevin Schumacher                                      419,346.30                  369,346.30
 Joe Biegel                                             95,914.31                   95,914.31
                                               ------------------              --------------

 Total                                              54,643,776.53               48,068,776.53


                                                     Column C                        D Column
                                             ----------------------------      --------------------

                                                                                Number of Shares
                                                 Amount to be Paid to          of New Common Stock
                                                  Common Stockholder           Owned Immediately
Name                                             Exchange for Redeemed          After the Common
                                               Common Shares ($1.00/share)      Redemption Stock
                                             ----------------------------      --------------------
 Joe Fojtasek                                $     9,687,302.03                     1,000,000
 Randall S. Fojtasek                               4,401,525.14                     1,000,000
 Russell Fojtasek                                  1,632,476.64                       250,000
 Louis W. Simi, Jr                                    95,914.31                          --
 Norman Fojtasek                                      50,639.86                          --
 Joe Edward Fojtasek                                  50,639.86                          --
 Richard Fojtasek                                     50,639.86                          --
 Fojtasek Trusts                                      43,405.60                          --
 Joe  Fojtasek Trust                                   7,234.27                          --
 Joe Fojtasek II Trust                                27,128.50                          --
 P. Michael Fojtasek Trust                            27,128.50                          --
 Joe Fojtasek, cust. for Joe Fojtasek II              45,214.16                          --
 Joe Fojtasek, cust. for P. Michael Fojtasek          45,214.16                          --
 Heritage                                         26,617,775.83                     3,525,000
 Howard S. Saffan                                  2,035,638.60                       750,000
 Leslie Goldbloom                                  2,785,638.60                          --
 Kevin Schumacher                                    369,346.30                        50,000
 Joe Biegel                                           95,914.31                          --
                                             ------------------              ----------------
 Total                                            48,068,776.53                     6,575,000

                                   SCHEDULE V

                                                                                     COLUMN B
                                                                  COLUMN A      PRO RATA PORTION OF
                                                 NAME          ESCROWED AMOUNT  INDEMNIFIABLE CLAIMS
                                                 ----          ---------------  --------------------
 PART 1.  ATRIUM INDEMNITORS              Joe Fojtasek            364,615.17             18.23
                                          Randall S. Fojtasek     165,666.64              8.28
                                          Russell Fojtasek         61,443.91              3.07
                                          George Frost             24,960.64              1.25
                                          Louis Simi               12,094.74               .61
                                          W. Robinson               8,640.72               .43
                                          S. Crutcher              12,558.35               .63
                                          M. Biersmith              7,014.17               .35
                                          H. Hicks                  3,456.29               .17
                                          J. Beigel                 7,220.13               .36
                                          Heritage              1,332,329.24             66.62
                                                             ---------------   ---------------
                                                                2,000,000.00            100.00


 PART 2.  BISHOP INDEMNITORS              Howard Saffan         1,395,000.00             46.50
                                          Leslie Goldbloom      1,395,000.00             46.50
                                          Kevin Schumacher        210,000.00              7.00
                                                             ---------------   ---------------
                                                                3,000,000.00            100.00

 PART 3.  FOJTASEK INDEMNITORS            Joe Fojtasek

                                          Randall S. Fojtasek

                                          Russell S. Fojtasek

                                          Norman Lee Fojtasek

                                          Richard Wayne Fojtasek

                                          Joe Ed Fojtasek

                                  SCHEDULE VI

                           DISPOSITION OPTION HOLDERS

                                     COLUMN A                   COLUMN B
                                     --------                   --------
                                     UNDERLYING                  OPTION
       NAME                        OPTION SHARES             REDEMPTION PRICE
       ----                        -------------             ----------------
 Richard Kettle                       186,856.50              $  15,000

 Joe Fojtasek                         720,412.32                 59,750

 Randy Rice                            90,428.33                  7,500

 Thomas Bowen                          90,428.33                  7,500

 Dow Pointer                          150,713.88                 12,500

 George Frost                         708,355.21                 58,750

 Edwin P. Beachly                      90,428.33                  7,500

 Jamey M. Rentfrow                    105,499.71                  8,750

 Joseph L. Biegel                     319,513.42                 26,500

 Jeanne Smith                          75,356.94                  6,250

 Stephen L. Rosenthal                  75,356.94                  6,250

 James Hayes                           60,285.55                  5,000

 Robert Adams                          60,285.55                  5,000

 Randall S. Fojtasek                3,060,697.37                253,850

 Horace Hicks                         391,856.08                 32,500

 Herschel M. Hicks                    105,499.71                  8,750

 W. R. Robinson, Jr                   319,513.42                 26,500

                                            COLUMN A            COLUMN B
                                            --------            --------
                                            UNDERLYING           OPTION
          NAME                            OPTION SHARES      REDEMPTION PRICE
          ----                            -------------      ----------------
 Dian L. Beverly                            60,285.55             5,000

 Ronald L. Stephens                         90,428.33             7,500

 Russell S. Fojtasek                       972,405.92            80,650

 Louis W. Simi, Jr                         741,512.27            61,500

 James Wright                               90,428.33             7,500

 Bobby Boone                                90,428.33             7,500

 Mark Biersmith                            301,427.75            25,000

                                  SCHEDULE VII


               NAME       KEY EMPLOYEES' SHARES TO BE PURCHASED
               ----       -------------------------------------
 Mike Hillmeyer                           50,000

 Dow Pointer                              50,000

 Jeff Hull                                50,000

 John Crain                               50,000

 James Wright                             50,000

 Edwin Beachly                            50,000

 James Gresham                            25,000

 Richard Kettle                           25,000

 Thomas Bowen                             25,000
                                        --------

       Total                             375,000

                                 SCHEDULE VIII

                  SELLING SECURITYHOLDERS WHO WILL BE PARTIES
                           TO THE CERTAIN AGREEMENTS




                                      NAME
                                      ----

 PART 1.
                                Heritage Fund I, L.P.

                                Joe Fojtasek

                                Randall S. Fojtasek

                                Russell Fojtasek

                                Howard S. Saffan


 PART 2.                        Heritage Fund I, L.P.

                                Randall S. Fojtasek

                                Joe Fojtasek (for himself and as
                                  Custodian for Joe Fojtasek II
                                  and Phillip Michael Fojtasek)

                                Russell S. Fojtasek

                                Joe Biegel

                                Louis W. Simi, Jr.

                                Norman Fojtasek

                                      NAME
                                      ----

                                Joe Edward Fojtasek

                                Richard Fojtasek

                                Howard S. Saffan

                                Leslie Goldbloom

                                Kevin Schumacher